$120,000,000

                                CREDIT AGREEMENT


                            DATED AS OF JUNE 17, 1999


                                      AMONG


                             FALCON PRODUCTS, INC.,

                                  as Borrower,

                           THE LENDERS LISTED HEREIN,

                                   as Lenders,

                           FIRST UNION NATIONAL BANK,

                              as Syndication Agent,


                               NATIONSBANK, N.A.,

                             as Documentation Agent,

                                       and

                           DLJ CAPITAL FUNDING, INC.,

                             as Administrative Agent



                         LEAD ARRANGER and BOOK RUNNER:

                            DLJ CAPITAL FUNDING, INC.

                                  $120,000,000
                              FALCON PRODUCTS, INC.
                                CREDIT AGREEMENT


                                TABLE OF CONTENTS


SECTION 1.        DEFINITIONS................................................2

       1.1        Defined Terms..............................................2

       1.2        Accounting Terms; Utilization of GAAP for Purposes
                  of Calculations Under Agreement...........................31

       1.3        Other Definitional Provisions and Rules of
                  Construction..............................................32

SECTION 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................32

       2.1        Commitments; Making of Loans; Notes.......................32

       2.2        Interest on the Loans.....................................40

       2.3        Fees......................................................43

       2.4        Repayments, Prepayments and Reductions in Loan
                  Commitments; General Provisions Regarding Payments........44

       2.5        Use of Proceeds...........................................54

       2.6        Special Provisions Governing LIBO Rate Loans..............54

       2.7        Increased Costs; Taxes; Capital Adequacy..................56

       2.8        Obligation of Lenders and Issuing Lenders to
                  Mitigate; Replacement of Lender...........................60

SECTION 3.        LETTERS OF CREDIT.........................................62

       3.1        Issuance of Letters of Credit and Lenders'
                  Purchase of Participations Therein........................62

       3.2        Letter of Credit Fees.....................................65

       3.3        Drawings and Reimbursement of Amounts
                  Paid Under Letters of Credit..............................66

       3.4        Obligations Absolute......................................69

       3.5        Indemnification; Nature of Issuing Lenders' Duties........70

       3.6        Increased Costs and Taxes Relating to Letters of Credit...71

SECTION 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT.................72

       4.1        Conditions to Initial Loans...............................72

       4.2        Conditions to Loans Made on Merger Date...................83

       4.3        Conditions to All Loans...................................88

       4.4        Conditions to Letters of Credit...........................89

SECTION 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES..................90

       5.1        Organization, Powers, Qualification,
                  Good Standing, Business and Subsidiaries..................90

       5.2        Authorization of Borrowing, etc...........................91

       5.3        Financial Condition.......................................92

       5.4        No Material Adverse Change; No Restricted
                  Junior Payments...........................................92

       5.5        Title to Properties; Liens; Real Property.................93

       5.6        Litigation; Adverse Facts.................................93

       5.7        Payment of Taxes..........................................94

       5.8        Performance of Agreements; Materially Adverse
                  Agreements................................................94

       5.9        Governmental Regulation....................................94

       5.10       Securities Activities......................................94

       5.11       Employee Benefit Plans.....................................95

       5.12       Certain Fees...............................................96

       5.13       Environmental Protection...................................96

       5.14       Employee Matters...........................................97

       5.15       Solvency...................................................97

       5.16       Matters Relating to Collateral.............................97

       5.17       Related Agreements.........................................98

       5.18       Disclosure.................................................98

       5.19       Year 2000 Compliance.......................................99

SECTION 6.        COMPANY'S AFFIRMATIVE COVENANTS............................99

       6.1        Financial Statements and Other Reports.....................99

       6.2        Legal Existence, etc......................................104

       6.3        Payment of Taxes and Claims; Tax Consolidation............104

       6.4        Maintenance of Properties; Insurance; Application
                  of Net Insurance/Condemnation Proceeds....................105

       6.5        Inspection Rights; Lender Meeting.........................107

       6.6        Compliance with Laws, etc.................................107

       6.7        Environmental Review and Investigation,
                  Disclosure, Etc.; Company's Actions Regarding
                  Hazardous Materials Activities, Environmental
                  Claims and Violations of Environmental Laws...............108

       6.8        Execution of Subsidiary Guaranty and Personal
                  Property Collateral Documents by Certain
                  Subsidiaries and Future Subsidiaries; IP Collateral.......110

       6.9        Leasehold Properties; Matters Relating to Additional
                  Real Property Collateral; Certain
                  Opinions; Removal of Liens................................112

       6.10       Merger....................................................116

       6.11       Interest Rate Protection..................................116

       6.12       Year 2000 Compliance......................................116

SECTION 7.        COMPANY'S NEGATIVE COVENANTS..............................116

       7.1        Indebtedness..............................................116

       7.2        Liens and Related Matters.................................118

       7.3        Investments; Joint Ventures...............................119

       7.4        Contingent Obligations....................................120

       7.5        Restricted Junior Payments................................121

       7.6        Financial Covenants.......................................121

       7.7        Restriction on Fundamental Changes; Asset Sales
                  and Acquisitions..........................................123

       7.8        Consolidated Capital Expenditures.........................125

       7.9        Sales and Lease-Backs.....................................126

       7.10       Sale or Discount of Receivables...........................127

       7.11       Transactions with Stockholders and Affiliates.............127

       7.12       Disposal of Subsidiary Equity.............................127

       7.13       Conduct of Business.......................................128

       7.14       Amendments or Waivers of Related Agreements...............128

       7.15       Fiscal Year...............................................128

SECTION 8.        EVENTS OF DEFAULT.........................................128

       8.1        Failure to Make Payments When Due.........................129

       8.2        Default in Other Agreements...............................129

       8.3        Breach of Certain Covenants...............................129

       8.4        Breach of Warranty........................................129

       8.5        Other Defaults Under Loan Documents.......................129

       8.6        Involuntary Bankruptcy; Appointment of Receiver, etc......130

       8.7        Voluntary Bankruptcy; Appointment of Receiver, etc........130

       8.8        Judgments and Attachments.................................130

       8.9        Dissolution...............................................131

       8.10       Employee Benefit Plans....................................131

       8.11       Change in Control.........................................131

       8.12       Invalidity of Guaranties; Failure of Security;
                  Repudiation of Obligations................................131

       8.13       Mergers...................................................131

SECTION 9.        THE AGENTS................................................132

       9.1        Appointment...............................................132

       9.2        Powers and Duties; General Immunity.......................134

       9.3        Representations and Warranties; No Responsibility
                  For Appraisal of Creditworthiness.........................135

       9.4        Right to Indemnity........................................135

       9.5        Successor Agents and Swing Line Lender....................136

       9.6        Collateral Documents and Guaranties.......................137

SECTION 10.       MISCELLANEOUS.............................................137

       10.1       Assignments and Participations in Loans
                  and Letters of Credit.....................................137

       10.2       Expenses..................................................140

       10.3       Indemnity.................................................141

       10.4       Set-Off; Security Interest in Deposit Accounts............142

       10.5       Ratable Sharing...........................................142

       10.6       Amendments and Waivers....................................143

       10.7       Independence of Covenants.................................145

       10.8       Notices...................................................145

       10.9       Survival of Representations, Warranties and Agreements....145

       10.10      Failure or Indulgence Not Waiver; Remedies Cumulative.....146

       10.11      Marshalling; Payments Set Aside...........................146

       10.12      Severability..............................................146

       10.13      Obligations Several; Independent Nature of
                  Lenders' Rights...........................................146

       10.14      Headings..................................................147

       10.15      Applicable Law............................................147

       10.16      Successors and Assigns....................................147

       10.17      Consent to Jurisdiction and Service of Process............147

       10.18      Waiver of Jury Trial......................................148

       10.19      Confidentiality...........................................148

       10.20      Counterparts; Effectiveness...............................149

Signature pages ........................................................... S-1

                           EXHIBITS


I            FORM OF NOTICE OF BORROWING

II           FORM OF NOTICE OF CONVERSION/CONTINUATION

III          FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

IV-A         FORM OF TRANCHE A TERM NOTE

IV-B         FORM OF REVOLVING NOTE

IV-C         FORM OF SWING LINE NOTE

V            FORM OF COMPLIANCE CERTIFICATE

VI           FORM OF FINANCIAL CONDITION CERTIFICATE

VII          FORM OF CLOSING DATE OPINION OF COMPANY'S COUNSEL

VIII         FORM OF MERGER DATE OPINION OF COMPANY'S COUNSEL

IX           FORM OF OPINION OF O'MELVENY & MYERS LLP

X            FORM OF ASSIGNMENT AGREEMENT

XI           FORM OF CERTIFICATE RE NON-BANK STATUS

XII          FORM OF COLLATERAL ACCOUNT AGREEMENT

XIII         FORM OF PLEDGE AGREEMENT

XIV          FORM OF SECURITY AGREEMENT

XV           FORM OF SUBSIDIARY GUARANTY

XVI          FORM OF SUBSIDIARY PLEDGE AGREEMENT

XVII         FORM OF SUBSIDIARY SECURITY AGREEMENT

                               SCHEDULES

1.1          FISCAL QUARTERS

2.1          LENDERS' COMMITMENTS AND PRO RATA SHARES

5.1          SUBSIDIARIES OF COMPANY

5.5          REAL PROPERTY

5.6          LITIGATION

5.7          TAXES

5.13         ENVIRONMENTAL MATTERS

7.1          CERTAIN EXISTING INDEBTEDNESS

7.2          CERTAIN EXISTING LIENS

7.3          CERTAIN EXISTING INVESTMENTS

7.4          CERTAIN EXISTING CONTINGENT OBLIGATIONS

                                 $120,000,000

                              FALCON PRODUCTS, INC.

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is dated as of June 17, 1999, and entered into by and among FALCON PRODUCTS, INC., a Delaware corporation ("Company"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as administrative agent for Lenders (in such capacity, "Administrative Agent"), FIRST UNION NATIONAL BANK, as syndication agent for Lenders (in such capacity, "Syndication Agent") and NATIONSBANK, N.A., as documentation agent for Lenders (in such capacity, "Documentation Agent").

                                 R E C I T A L S

         WHEREAS, Company (capitalized terms used herein without definition shall have the meanings set forth therefor in subsection 1.1 of this Agreement) has formed Acquisition Co. for the purpose of tendering for the purchase of all the outstanding Shelby Common Stock and to acquire in the Merger any Shelby Common Stock not so purchased in the Tender Offer at the Tender Offer Price;

         WHEREAS, as soon as practical after the consummation of the Tender Offer, Acquisition Co. and Shelby will consummate the Merger with the effect that Company will own not less than 100% of the Shelby Common Stock;

         WHEREAS, Lenders have agreed to extend certain credit facilities to Company to be used for the purposes of providing funds for (i) the Acquisition Financing Requirements and (ii) working capital and other general purposes of Company and its Subsidiaries, and issuing Letters of Credit for the purposes set forth herein;

         WHEREAS,   on  the  Closing  Date,  Company  will  secure  all  of  the
Obligations  hereunder  and  under the  other  Loan  Documents  by  granting  to
Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its personal, real and mixed property, including a pledge of all of the capital stock of its existing Domestic Subsidiaries and a pledge of 66% of the capital stock of its existing Foreign Subsidiaries (other than Inactive Subsidiaries);

         WHEREAS, on the Closing Date, all of Company's existing Domestic Subsidiaries will guarantee the Obligations hereunder and under the other Loan Documents and each of such existing Domestic Subsidiaries will secure its guaranty by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its respective personal, real and mixed property, including a pledge of all of the capital stock of each of its existing Domestic Subsidiaries and 66% of the capital stock of each of its existing Foreign Subsidiaries (other than Inactive Subsidiaries);

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Syndication Agent, Documentation Agent and Administrative Agent agree as follows:

Section 1.  DEFINITIONS

1.1   Defined Terms

         The following terms used in this Agreement shall have the following meanings:

         "Acquired Business" has the meaning assigned thereto in subsection 7.7(vii).

         "Acquisition Co." means SY Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Company.

         "Acquisition Financing Requirements" means the aggregate of all amounts necessary (i) to finance the purchase price for all of the outstanding shares of Shelby Common Stock (and the retirement of all outstanding stock options) pursuant to the Tender Offer and the Merger in an aggregate amount of approximately $148.3 million, (ii) to repay in full certain of the Existing Company Indebtedness in an amount of approximately $20.0 million plus accrued interest and fees thereon and (iii) to pay Transaction Costs in an amount not to exceed $10.5 million.

         "Adjusted LIBO Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBO Rate Loan, the rate per annum obtained by dividing (i) the rate per annum (rounded upward to the nearest 1/16 of one percent) which appears on the British Bankers Association Telerate page 3750 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), at which Dollar deposits with a maturity comparable to such Interest Period as of approximately 11:00 a.m. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

         "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Affiliated Fund" means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Agents" means, collectively, the Syndication Agent, the Documentation Agent and the Administrative Agent.

         "Agreement" means this Credit Agreement dated as of June 17, 1999, as it may be amended, supplemented or otherwise modified from time to time.

         "Annualized" means (i) with respect to the Fiscal Quarter of Company ending on or about October 31, 1999, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the Fiscal Quarter of Company ending on or about January 31, 2000, the applicable amount for such Fiscal
Quarter and the  immediately  preceding  Fiscal  Quarter  multiplied by two, and
(iii) with respect to the Fiscal Quarter of Company ending on or about April 30, 2000, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

         "Applicable Base Rate Margin" means, as at any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:

             Consolidated Leverage Ratio         Applicable Base Rate Margin
    ----------------------------------------------------------------------------

             greater than 4.00:1.00                         1.50%

    less than or equal to 4.00:1.00                         1.25%
             but greater than 3.50:1.00

    less than or equal to 3.50:1.00                         1.00%
             but greater than 3.00:1.00

    less than or equal to 3.00:1.00                         0.75%


; provided that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xvii) after the six-month anniversary of the Closing Date, the Applicable Base Rate Margin for Tranche A Term Loans and Revolving Loans that are Base Rate Loans shall be 1.50% per annum.

         "Applicable LIBO Rate Margin" means, as at any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:

             Consolidated Leverage Ratio           Applicable LIBO Rate Margin
    ----------------------------------------------------------------------------

             greater than 4.00:1.00                           2.50%

    less than or equal to 4.00:1.00                           2.25%
             but greater than 3.50:1.00

    less than or equal to 3.50:1.00                           2.00%
             but greater than 3.00:1.00

    less than or equal to 3.00:1.00                           1.75%


; provided that until the delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (xvii) after the six-month anniversary of the Closing Date, the Applicable LIBO Rate Margin for Tranche A Term Loans and Revolving Loans that are LIBO Rate Loans shall be 2.50% per annum.

         "Arranger" means DLJ Capital Funding, Inc. as Sole Lead Arranger and Book Runner.

         "Asset Sale" means the sale, lease, assignment or other transfer (whether voluntary or involuntary) for value (collectively, a "transfer") by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the equity ownership of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) obsolete equipment transferred for not in excess of $1 million for any single transaction or related series of transactions and $2 million in the aggregate for each Fiscal Year, and (c) any such other assets to the extent that (x) the aggregate value of such assets transferred in any single transaction or related series of transactions is equal to $250,000 or less and (y) the aggregate value of such assets transferred in any Fiscal Year is equal to $500,000 or less).

         "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Missouri or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBO Rate or any LIBO Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Cash" means money, currency or a credit balance in a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100 million; and (v) shares of any money market mutual fund that (a) invests solely in the types of investments referred to in clauses (i) through
(iv) above or in substantially similar investments and (b) has a rating of no less than "AAA" from Moody's and equivalent rating from S&P.

         "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

         "Change in Control" means:

                  (i) a change  shall occur in the Board of Directors of Company so that a majority of the Board of Directors of Company ceases to consist of the individuals who constituted the Board of Directors of Company on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved); or

                  (ii) any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company on a fully diluted basis; or

                  (iii) a "Change of Control" occurs as that term is defined in the Senior Subordinated Debt Indenture.

         "Closing Date" means the date on which the initial Loans are made.

         "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, substantially in the form of Exhibit XII annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "Collateral Documents" means any Collateral Account Agreement, Pledge Agreement, Security Agreement, Subsidiary Pledge Agreement, Subsidiary Security Agreement or Mortgage executed by Company or any of Company's Subsidiaries and granting a Lien on any real, personal or mixed property of such Person to secure the Obligations and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

         "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services of Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

         "Commitment Fee Percentage" means 0.50% per annum.

         "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

         "Company" has the meaning assigned to that term in the introduction to this Agreement.

         "Company Employee Benefit Plan" means any Employee Benefit Plan which is maintained or contributed to by Company or any of its Subsidiaries.

         "Company Pension Plan" means any Pension Plan which is a Company Employee Benefit Plan.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Agents and Lenders by Company pursuant to subsection 6.1(iii).

         "Computation Date" has the meaning assigned to that term in subsection 2.1F(i).

         "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor (and all other parties having a consent right) has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

         "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

         "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

         "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, but excluding Cash and Cash Equivalents.

         "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, but excluding the Revolving Loans and the current portion of long term Indebtedness of Company (including the Term Loans).

         "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense,
(iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense (including without limitation any amounts referred to in subsection 2.3 payable to Arranger, Agents and Lenders on or before the Closing Date) and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that all calculations of Consolidated EBITDA for any period that ends prior to the Merger Date or that includes the Merger Date shall be made on a Pro Forma Basis assuming the Tender Offer and the Merger were consummated on the first day of such period.

         "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) amounts expended on Permitted Acquisitions, (d) Consolidated Cash Interest Expense, (e) the consolidated provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period and (f) dividends paid in cash.

         "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio computed for the four Fiscal Quarter period most recently ended on or before such date of determination of Consolidated EBITDA to Consolidated Fixed Charges; provided that with respect to Consolidated Fixed Charges for the Fiscal Quarters ending on or about October 31, 1999, January 31, 2000 and April 30, 2000, the calculations of Consolidated Cash Interest Expense, taxes and dividends paid in cash during such period shall be determined on an Annualized basis.

         "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) all taxes paid in cash during such period, (iii) Consolidated Capital Expenditures for such period paid in cash, (iv) the aggregate amount of scheduled payments of principal on Indebtedness of Company and its Subsidiaries (including that portion attributable to Capital Leases in accordance with GAAP) for such period, and (v) the amount of Restricted Junior Payments paid in cash during such period permitted under subsection 7.5, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

         "Consolidated Interest Expense" means, for any period, the sum of total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Arranger, Agents and Lenders on or before the Closing Date.

         "Consolidated Leverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter for which such determination is being made to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

         "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) except as otherwise expressly permitted under this Agreement, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

         "Consolidated Net Worth" means, as of any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Working Capital" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

         "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

         "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

         "DLJ" means DLJ Capital Funding, Inc.

         "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

         "Dollar Equivalent" means, at any time, (x) as to any amount denominated in Dollars, the amount thereof at such time, and (y) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such currency on the most recent Computation Date provided for in subsection 2.1F(i) or such other time as may be reasonably specified by Administrative Agent.

         "Dollars" and the sign "$" mean the lawful money of the United States of America.

         "Domestic Subsidiary" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

         "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and investment funds and any Affiliated Funds; and (B) Administrative Agent or any Lender, any Affiliate of Administrative Agent or any Lender or any Affiliated Fund of Administrative Agent or any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates. Any such plan of a former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an Employee Benefit Plan within the meaning of this definition solely with respect to the period during which such former ERISA Affiliate was an ERISA Affiliate of Company or any of its Subsidiaries with respect to liabilities existing after such period for which Company or any of its Subsidiaries could be liable under the Internal Revenue Code or ERISA.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), the Oil Pollution Act (33 U.S.C. ss.2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section  414(b) of the  Internal  Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA  Event"  means (i) a  "reportable  event"  within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Section 4071 of ERISA in respect of any Employee Benefit Plan; (x) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xi) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Event of Default" means each of the events set forth in Section 8.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

         "Existing Company Indebtedness" means all Indebtedness of Company and its Subsidiaries under the Credit Agreement dated as of April 22, 1998 between Company and NationsBank, N.A. in an outstanding principal amount of approximately $19.2 million, indebtedness of Falcon Mimon, the Company's Czech subsidiary, to a financial institution in an approximate principal amount of $1.6 million and of Company under a Capital Lease dated November 16, 1998 between Kaydee Metal Products Corporation (assignor of the Company) and Tishmingo County, Mississippi as Landlord.

         "Existing Shelby Indebtedness" means all Indebtedness of Shelby and its Subsidiaries under 7.83% Senior Notes due July 31, 1999 under Note Agreement dated as of July 31, 1992 with the Prudential Insurance Company of America in an outstanding amount not exceeding $3.0 million.

         "Existing Letters of Credit" means the letters of credit identified as such in Schedule 7.4 annexed hereto (but not any refinancings, renewals or extensions thereof).

         "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company, Shelby or any of their respective Subsidiaries or any of their respective predecessors or Affiliates.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "Financial   Condition   Certificate"   means  a  Financial   Condition
Certificate, substantially in the form of Exhibit VI annexed hereto, dated as of the Closing Date.

         "Financial Plan" has the meaning assigned to that term in subsection 6.1(xii).

         "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

         "Fiscal Quarter" means a fiscal quarter of any Fiscal Year. The Fiscal Quarters of Company are set forth on Schedule 1.1 annexed hereto.

         "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on the Saturday closest to October 31 of each calendar year.

         "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "Foreign Subsidiary" means a direct or indirect Subsidiary of Company which is incorporated or organized under the laws of any government or sovereignty other than any state of the United States of America.

         "Funding and Payment Office" means (i) the office of Administrative Agent and Swing Line Lender located at 277 Park Avenue, New York, NY 10172 or
(ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

         "Funding Date" means the date of the funding of a Loan, which date shall be a Business Day.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "Guaranties" means the Subsidiary Guaranty and any Subsidiary Guaranty executed by the Domestic Subsidiaries of Shelby.

         "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

         "Inactive Subsidiary" means any Subsidiary of Company that does not engage in any business activity, which Subsidiary, together with all other Inactive Subsidiaries, (a) does not own assets with an aggregate value for all such Inactive Subsidiaries of greater than $50,000, and (b) does not, together with all other Inactive Subsidiaries, generate aggregate revenues of greater than $50,000 in any single Fiscal Year; and all Inactive Subsidiaries shall be designated as such on Schedule 5.1.

         "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent
Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

         "Indemnitee" has the meaning assigned to that term in subsection 10.3.

         "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly or indirectly owned, licensed, leased, operated or otherwise controlled by Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon or integral to Company's or any of its Subsidiaries' conduct of their businesses.

         "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

         "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December, of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBO Rate Loan, the last Business Day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the Business Day that is three months, or an multiple thereof, after the commencement of such Interest Period.

         "Interest Period" has the meaning assigned to that term in subsection 2.2B.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

         "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its wholly-owned Domestic Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned Domestic Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "IP Collateral" means, collectively, any Collateral under any Security Agreement and any Subsidiary Security Agreement consisting of trademarks, servicemarks, tradenames, tradesecrets, business names, logos, patents, patent applications, licenses, copyrights, any registration and franchise rights and interests relating thereto, and any other intellectual property of any type, and all goodwill associated with any of the foregoing.

         "Issuing Lender" means, with respect to any Letter of Credit, the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii), or which has issued any Existing Letters of Credit.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor (and all other parties having a consent right) under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor (and all other parties having a consent right) agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor (and all other parties having a consent right) or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if any Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 15 days in the case of a monetary default and 30 days in the case of a non-monetary default beyond the cure period afforded to the tenant thereunder to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

         "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property.

         "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires.

         "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 and the Existing Letters of Credit.

         "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For the purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such Currency as of the applicable date of determination.

         "LIBO Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted LIBO Rate as provided in subsection 2.2A.

         "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "Loan" or "Loans" means one or more of the Tranche A Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

         "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

         "Loan Party" means each of Acquisition Co., Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

         "Margin Determination Certificate" means a Margin Determination Certificate of Company delivered pursuant to 6.1(xvii) setting forth in reasonable detail the calculation of the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such certificate is delivered.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means (i) any event or change in or effect on the business of Company and its Subsidiaries, taken as a whole, that is or can reasonably be expected to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or prospects of Company and its Subsidiaries, taken as a whole, or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

         "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

         "Merger" means the merger of Acquisition Co. with and into Shelby pursuant to the Merger Agreement, with Shelby as the surviving corporation.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of May 5, 1999 by and among Company, Acquisition Co. and Shelby, as such agreement may be amended from time to time to the extent permitted under subsection 7.14.

         "Merger Date" means the date upon which the Merger is consummated.

         "Merger Document" means either (x) the Merger Agreement dated as of the Merger Date by and among Acquisition Co. and Shelby, or (y) the Certificate of Merger filed with the Secretary of State for the State of Delaware on the Merger Date, in each case as such agreement or certificate may be amended from time to time to the extent permitted under subsection 7.14.

         "Minimum Shares" means that number of shares of Shelby Common Stock which represents at least a majority of the total number of outstanding shares of Shelby Common Stock on a fully diluted basis on the date of purchase but not less than a sufficient number of shares to permit Acquisition Co. acting alone to cause the Merger to be approved by the stockholders of Shelby.

         "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the option of Administrative Agent, in the case of an Additional Mortgaged Property (as defined in subsection 6.9), an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing
Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

         "Mortgages" means all such instruments, including the Closing Date Mortgages (as defined in subsection 4.1G), the Merger Date Mortgages (as defined in subsection 4.2E) and any Additional Mortgages (as defined in subsection 6.9), collectively.

         "Mortgaged Property" means a Closing Date Mortgaged Property (as defined in subsection 4.1G), a Merger Date Mortgaged Property (as defined in subsection 4.2E) or an Additional Mortgaged Property (as defined in subsection 6.9).

         "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

         "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

         "Notes" means one or more of the Tranche A Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

         "Notice  of  Borrowing"  means a  notice  substantially  in the form of
Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents and Hedge Agreements to which any of the Lenders is a party, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its president or one of its vice-presidents and by its chief financial officer (or if there is no chief financial officer, its chief accounting officer) or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate has or have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer or signers, such signer or signers has or have made or has or have caused to be made such examination or investigation as is necessary to enable such signer or signers to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

         "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease in accordance with GAAP other than any such lease under which that Person is the lessor.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension  Plan"  means  any  Employee   Benefit  Plan,   other  than  a
Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "Permitted Acquisition" means any acquisition, whether by purchase, merger, reorganization or any other method, by Company or any of its Subsidiaries of (x) another Person which is engaged primarily in the same line of business as Company and its Subsidiaries or (y) the assets or other property of another Person relating primarily to the same line of business as Company and its Subsidiaries; provided that any such Permitted Acquisition shall comply with the provisions of subsection 7.7(vii).

         "Permitted Currency" means, with respect to a Letter of Credit to be issued in a currency other than Dollars, Italian Liras, Spanish Pesetas or any other currency approved by the Administrative Agent and the Issuing Lender of such Letter of Credit in their sole discretion.

         "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Loan Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 15 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, covenants, conditions, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                  (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "Pledge Agreement" means the Pledge Agreement executed and delivered by Company on the Closing Date with respect to all the capital stock of Company's Domestic Subsidiaries and any pledged debt substantially in the form of Exhibit XIII annexed hereto or with respect to pledges of the capital stock of Company's Foreign Subsidiaries, such other forms as may be satisfactory to Administrative Agent, as such Pledge Agreements may thereafter be amended, supplemented or otherwise modified from time to time.

         "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Pledge Agreements and the Subsidiary Pledge Agreements.

         "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Prime Rate" means the prime lending rate as set forth on the British Banking Association Telerate page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Pro Forma Basis" means, as of any date of determination, the compliance of Company with the financial covenants set forth in subsection 7.6A and 7.6B as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "Compliance Period"), after giving effect on a pro forma basis to any Permitted Acquisitions made during such Compliance Period and any dispositions made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment on the following basis:

                  (i) any Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with such Permitted Acquisitions and any Indebtedness repaid in connection with such Permitted Acquisitions or dispositions shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period;

                  (ii) if such Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with such Permitted Acquisitions has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                  (iii) income statement items (whether positive or negative) attributable to the property or business acquired or disposed of in such Permitted Acquisitions or dispositions shall be included as if such acquisitions or dispositions took place on the first day of such Compliance Period on a pro forma basis; and

                  (iv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission.

                  With respect to any such Permitted Acquisitions, such pro forma calculations shall be based on the audited or reviewed financial results delivered in compliance with clause (f)(3) of subsection 7.7(vii). All pro forma adjustments shall be approved by the Administrative Agent.

         "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased or deemed purchased by any Revolving Lender, the percentage obtained by dividing
(x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that
Lender by (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

         "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

         "Purchase Money Indebtedness" means Indebtedness of Company or any of its Subsidiaries incurred in connection with the purchase of assets or other property for the business of Company or any of its Subsidiaries; provided that the recourse of the lenders with respect to such Indebtedness is limited solely to the assets or other property so purchased without further recourse to either Company or any of its Subsidiaries.

         "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

         "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

         "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iii).

         "Register" has the meaning assigned to that term in subsection 2.1D.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement   Date"  has  the  meaning  assigned  to  that  term  in
subsection 3.3B.

         "Related Agreements" means, collectively, the Tender Offer Materials, the Merger Agreement, the Senior Subordinated Debt Indenture and the Senior Subordinated Debt Securities.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "Replaced Lender" has the meaning assigned to that term in subsection 2.8.

         "Replacement   Lender"  has  the  meaning  assigned  to  that  term  in
subsection 2.8.

         "Request for Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "Requisite Lenders" means Lenders having or holding more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders plus
(ii) the aggregate Revolving Loan Exposure of all Lenders.

         "Restricted Junior Payment" means (i) any distribution, direct or indirect, on account of any class of stock of Company now or hereafter outstanding, except a distribution payable solely in shares of that class of stock payable solely to holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of stock of Company now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "Revolving Lender" means a Lender having a Revolving Loan Commitment.

         "Revolving Loan Commitment" means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Revolving Lenders in the aggregate.

         "Revolving Loan Commitment Termination Date" means the last day of the Fiscal Quarter ending on or about April 30, 2005.

         "Revolving Loan Exposure" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender plus (b) in the event that Revolving Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Revolving Lender (in each case net of any participations purchased or deemed purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased or deemed purchased by that Revolving Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased or deemed purchased by other Revolving Lenders) plus (e) the aggregate amount of all participations purchased or deemed purchased by that Revolving Lender in any outstanding Swing Line Loans.

         "Revolving Loans" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(ii).

         "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of
Exhibit IV-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "Security Agreement" means the Security Agreement executed and delivered by Company on the Closing Date substantially in the form of Exhibit XIV annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Senior Subordinated Debt Securities" means the senior subordinated unsecured notes, issued by Company pursuant to the Senior Subordinated Debt Indenture, having the terms and conditions substantially as described in the "Description of Notes" section of that certain Preliminary Offering Memorandum of Company dated May 26, 1999, which Senior Subordinated Debt Securities shall be in form and substance satisfactory to Administrative Agent and Requisite Lenders, as such Senior Subordinated Debt Securities may be amended from time to time to the extent permitted under subsection 7.14, all the proceeds of which are to be used pursuant to subsection 4.1F.

         "Senior Subordinated Debt Indenture" means the indenture executed by Company and a trustee named therein pursuant to which the Senior Subordinated Debt Securities are issued, which indenture shall be in form and substance satisfactory to Administrative Agent, as such indenture may be amended from time to time to the extent permitted under subsection 7.14.

         "Shelby"   means   Shelby   Williams   Industries,   Inc.,  a  Delaware
corporation.

         "Shelby Common Stock" means the common stock, $0.05 par value, of Shelby.

         "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

         "Subordinated Indebtedness" means Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Guarantor" means (i) any Domestic Subsidiary of Company with respect to the Subsidiary Guaranty executed and delivered by such Subsidiaries in favor of Administrative Agent, on behalf of Lenders, on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, and (ii) any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty in favor of Administrative Agent, on behalf of Lenders, on the Merger Date.

         "Subsidiary Guaranty" means (i) the Subsidiary Guaranty in favor of Administrative Agent, on behalf of Lenders, executed and delivered by the Domestic Subsidiaries of Company (other than any Inactive Subsidiary) on the Closing Date and to be executed and delivered by additional Subsidiaries of Company (other than any Inactive Subsidiary) from time to time thereafter in accordance with subsection 6.8, and (ii) the Subsidiary Guaranty in favor of Administrative Agent, on behalf of Lenders, executed and delivered by Domestic Subsidiaries of Company on the Merger Date, in each case substantially in the form of Exhibit XV annexed hereto, as each such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" means (i) each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor of Company on the Closing Date or executed and delivered by any additional Subsidiary Guarantor of Company from time to time thereafter in accordance with subsection
6.8 and (ii) each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor of Company on the Merger Date, in each case substantially in the form of Exhibit XVI annexed hereto or with respect to pledges of the capital stock of Foreign Subsidiaries (other than any Inactive Subsidiary), such other forms as may be satisfactory to Administrative Agent, as each such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

         "Subsidiary Security Agreement" means (i) each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor of Company on the Closing Date or executed and delivered by any additional Subsidiary Guarantor of Company from time to time thereafter in accordance with subsection
6.8 and (ii) each Subsidiary Security Agreement executed and delivered by a Subsidiary Guarantor of Company on the Merger Date, in each case substantially in the form of Exhibit XVII annexed hereto, as each such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.

         "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

         "Swing Line Lender" means DLJ, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

         "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

         "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

         "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit IV-C annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

         "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

         "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

         "Tender Offer" means the offer by Acquisition Co. to purchase all of the outstanding shares of Shelby Common Stock for the Tender Offer Price, in cash, pursuant to the Tender Offer Materials.

         "Tender Offer Materials" means the Tender Offer Statement on Schedule 14D-1 filed by Acquisition Co. on May 12, 1999 with the Securities and Exchange Commission pursuant to Section 14(d)(1) of the Exchange Act, together with all exhibits, supplements and amendments thereto and any other amendments prior to the date hereof.

         "Tender Offer Price" means $16.50 per share of Shelby Common Stock or such other purchase price per share as may be approved by Administrative Agent pursuant to subsections 4.1F(i) and (ii).

         "Term Loans" means the Tranche A Term Loans.

         "Title Company" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

         "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

         "Tranche A Term Loan Commitment" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

         "Tranche A Term Loan Exposure" means, with respect to any Tranche A Term Loan Lender as of any date of determination (i) prior to the funding of all of the Tranche A Term Loans, that Lender's original Tranche A Term Loan Commitment and (ii) after the funding of all of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

         "Tranche A Term Loan Lender" means any Lender who holds a Tranche A Term Loan Commitment, or who has made a Tranche A Term Loan hereunder and any assignee of such Lender pursuant to subsection 10.1B.

         "Tranche A Term Loans" means the Tranche A Term Loans made by Tranche A Term Loan Lenders to Company pursuant to subsection 2.1A(i).

         "Tranche A Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Tranche A Term Loan Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "Transaction Costs" means the fees, costs and expenses payable by any Loan Party or by Shelby in connection with the Tender Offer, the Merger, the related financing and other transactions contemplated by the Loan Documents and the Related Agreements in an aggregate amount not to exceed $10.5 million.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including without limitation calculating, comparing and sequencing) in all material respects before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3   Other Definitional Provisions and Rules of Construction

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1   Commitments; Making of Loans; Notes

         A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Tranche A Term Loan Lender hereby severally agrees to make the Tranche A Term Loans described in subsection 2.1A(i), each Revolving Lender hereby severally agrees to make the Revolving Loans described in subsection 2.1A(ii), and Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iii).

                  (i) Tranche A Term Loans. Each Tranche A Term Loan Lender severally agrees to lend to Company on the Closing Date and on the Merger Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche A Term Loan Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $70 million; provided further that the Tranche A Term Loan Commitments of the Tranche A Term Loan Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Tranche A Term Loan Lender's Term Loan Commitment (i) shall be reduced by an amount equal to the principal amount of the Tranche A Term Loan, if any, made by such Tranche A Term Lender on the Closing Date, immediately after giving effect thereto, and (ii) to the extent unused, shall expire on the close of business on the Merger Date. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                  (ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $50 million; provided that the Revolving Loan Commitments of the Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections
         2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (iii) Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $3 million; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan
         Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 10.5.

                  Immediately   upon  funding  of  the  Swing  Line  Loan,  each
         Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to satisfaction of one of the following conditions (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

         B. Borrowing Mechanics. Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1 million and multiples of $100,000 in excess of that amount; provided that Loans made on any Funding Date as LIBO Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5 million and multiples of $1 million in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBO Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) whether such Loans shall be Base Rate Loans or LIBO Rate Loans, and (v) in the case of any Loans requested to be made as LIBO Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBO Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBO Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. Disbursement of Funds. All Loans (other than Swing Line Loans) under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Tranche A Term Loan Commitment and the Revolving Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing
Date), 4.2 (in the case of Loans made on the Merger Date) and 4.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D. The Register.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment and Revolving Loan Commitment and the Tranche A Term Loan and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loan or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the Tranche A Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors and employees shall constitute Indemnitees for all purposes under subsection 10.3.

         E.  Evidence of Debt.

                  (i) The Register maintained by the Administrative Agent pursuant to Section 2.1D shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Loan, the type of Loan and the Interest Period applicable thereto,
         (ii) the terms of each Assignment Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Company hereunder and each Lender's share thereof.

                  (ii) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

                  (iii) If, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Company resulting from a Tranche A Loan, a Revolving Loan or a Swing Line Loan made, or to be made, by such Lender to the Company, then, upon request of such Lender, the Company shall promptly execute and deliver to such Lender a promissory note substantially in the form of Exhibit IV-A in the case of Tranche A Loans, Exhibit IV-B in the case of Revolving Loans and Exhibit IV-C in the case of Swing Line Loans, payable to the order of such Lender in an amount up to the maximum amount of Tranche A Loans, Revolving Loans or Swing Line Loans, as the case may be, payable or to be payable by Company to the Lender from time to time hereunder.

                  (iv) Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

         F. Special Provisions Governing Foreign Currency Letters of Credit. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Letters of Credit denominated in a currency other than Dollars, in each case as to the matters covered:

                  (i) Calculation of Dollar Equivalent Amount of Foreign Currency Letters of Credit. For purposes of determining (1) whether the Total Utilization of Commitments exceeds the Revolving Loan Commitments then in effect or (2) the Letter of Credit Usage, Administrative Agent shall determine the Dollar Equivalent amounts with respect to any Letters of Credit denominated in a currency other than Dollars (a) on the first Business Day following each monthly anniversary of the issuance of such Letter of Credit, and (b) at such other dates as Administrative Agent may reasonably require (each such date under clauses (a) and (b) being a "Computation Date"). Administrative Agent shall determine the Dollar Equivalent amount for a particular Letter of Credit at the time a Request for Issuance of Letter of Credit is given with respect to such Letter of Credit.

                  (ii) European Economic and Monetary Union. The European Economic and Monetary Union (the "European Monetary Union") anticipates the introduction of a single currency and the substitution of such currency for the national currencies of the member states participating in the European Monetary Union. On the date on which any currency under which a Letter of Credit is issued is replaced by such single currency, the conversion of any outstanding Letters of Credit denominated in such foreign currency into such single currency shall take effect; provided that the original foreign currency shall be retained for so long as legally permissible; provided further that any such conversion shall be based on the rate of conversion officially fixed by the European Monetary Union on the date such single currency replaces the applicable foreign currency. Notwithstanding anything contained herein to the contrary, none of the introduction of such single currency, the rate of conversion nor any economic consequences that arise from any of the aforementioned events or otherwise in connection with the European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claim for compensation.

                  (iii) Limitation to Permitted Currencies. Letters of Credit issued in a currency other than Dollars shall only be issued in a Permitted Currency.

2.2   Interest on the Loans

         A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBO Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                       (1) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin or

                       (2) if a LIBO Rate Loan, then at the sum of the Adjusted LIBO Rate plus the Applicable LIBO Rate Margin.

                  (ii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin for Revolving Loans minus the Commitment Fee Percentage.

         Upon delivery of a Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xvii), each of the Applicable Base Rate Margin and the Applicable LIBO Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that if at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xvii), the highest Applicable Base Rate Margin or Applicable LIBO Rate Margin, as the case may be, shall be applicable from such time until delivery of such Margin Determination Certificate; provided further that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than should be afforded by the actual calculation of the Consolidated Leverage Ratio, Company shall promptly pay additional interest, letter of credit fees and all other applicable fees or commitment fees, as the case may be, to correct such error.

         B. Interest Periods. In connection with each LIBO Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                  (i) the initial Interest Period for any LIBO Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBO Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBO Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBO Rate Loan continued as such pursuant to a Notice of Conversion/ Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the last day of the Fiscal Quarter ending on or about April 30, 2005 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans unless the sum of (a) the aggregate principal amount of Tranche A Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Tranche A Term Loans that are LIBO Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans on such date;

                  (vii) there shall be no more than five (5) Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any LIBO Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option to convert at any time all or any part of its outstanding Loans equal to $5 million and multiples of $1 million in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBO Rate Loan, to continue all or any portion of such Loan equal to $5 million and multiples of $1 million in excess of that amount as a LIBO Rate Loan; provided, however, that (i) a LIBO Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBO Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBO Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a LIBO Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/ Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBO Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBO Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBO Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

         F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBO Rate Loan, the date of conversion of such LIBO Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBO Rate Loan, the date of conversion of such Base Rate Loan to such LIBO Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3   Fees

         A. Commitment Fees.

                  (i) Revolving Loan Commitments. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to (x) the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments (but not including any outstanding Swing Line Loans) multiplied by (y) the Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

                  (ii) Tranche A Term Loan Commitments. Company agrees to pay to Administrative Agent, for distribution to each Tranche A Term Loan Lender in proportion to that Tranche A Term Loan Lender's Pro Rata Share of the Tranche A Term Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Merger Date (or, if earlier, the date of termination of the Tranche A Term Loan Commitments in their entirety) equal to (x) the aggregate original principal amount of the Tranche A Term Loan Commitments minus the aggregate principal amount of outstanding Tranche A Term Loans multiplied by (y) 2.50% per annum; such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly on the last Business Day of the Fiscal Quarter ending on or about the last day of each October, January, April and July, commencing on the first such date to occur after the Closing Date, and on the Merger Date.

         B. Other Fees. Company agrees to pay to Arranger and Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company, Arranger and Administrative Agent.

2.4 Repayments, Prepayments and Reductions in Loan Commitments; General Provisions Regarding Payments

A.       Scheduled Payments of Tranche A Term Loans.

         Company shall make principal payments on the Tranche A Term Loans on the last Business Day of the Fiscal Quarter ending on or about each of the following dates in the aggregate amount set forth opposite such date in the table set forth below:

         -----------------------------------------------------------------------
                                                           Scheduled Repayment
             Scheduled Repayment Date                    of Tranche A Term Loans
         -----------------------------------------------------------------------

                July 31, 2000                                  $1,750,000
                October 31, 2000                               $1,750,000
                January 31, 2001                               $1,750,000
                April 30, 2001                                 $1,750,000

                July 31, 2001                                  $2,625,000
                October 31, 2001                               $2,625,000
                January 31, 2002                               $2,625,000
                April 30, 2002                                 $2,625,000

                July 31, 2002                                  $3,500,000
                October 30, 2002                               $3,500,000
                January 31, 2003                               $3,500,000
                April 30, 2003                                 $3,500,000

                July 31, 2003                                  $4,375,000
                October 31, 2003                               $4,375,000
                January 31, 2004                               $4,375,000
                April 30, 2004                                 $4,375,000

                July 31, 2004                                  $5,250,000
                October 31, 2004                               $5,250,000
                January 31, 2005                               $5,250,000
                April 30, 2005                                 $5,250,000
                                                    ----------------------------
                            Total                              $70,000,000


; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the last Business Day of the Fiscal Quarter ending on or about April 30, 2005, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

         B.   Prepayments   and   Unscheduled   Reductions  in  Revolving   Loan
Commitments.

                  (i) Voluntary Prepayments.

                           (a) Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBO Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty, any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1 million and multiples of $100,000 in excess of that amount; provided, however, that a LIBO Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company complies with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                           (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including without limitation amounts owing to such Lender pursuant to subsection 2.6D) in accordance with subsection 10.6B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(b) (at which time Schedule 2.1 shall be deemed modified to reflect the changed Revolving Loan Commitments), and (2) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 10.6B in connection with the prepayment pursuant to this subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

                  (ii) Voluntary Reductions of Loan Commitments.

                           (a) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction shall be in an aggregate minimum amount of $1 million and multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

                           (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D, pursuant to subsection 2.4B(i)(b) concurrently with the effectiveness of such termination (at which time
         Schedule 2.1 shall be deemed modified to reflect such changed amounts), and (2) the consents required by subsection 10.6B in connection with the prepayment pursuant to subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

                  (iii) Mandatory Prepayments and Mandatory Reductions of Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv); provided however that prior to the Merger Date, no prepayment and/or Revolving Loan Commitment reduction shall be required as a result of (i) any Asset Sale of Shelby Common Stock or
         (ii) any receipt of Net Asset Sale Proceeds or Net Insurance/ Condemnation Proceeds by Shelby and its Subsidiaries:

                           (a) Prepayments and Reductions From Net Asset Sale Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Asset Sale Proceeds minus any such Net Asset Sale Proceeds (the "Proposed Asset Sale Reinvestment Proceeds") that Company or any Subsidiary intends to use within 360 days of such date of receipt to acquire any asset used or useful to the Company or such Subsidiary in conducting its business; provided that Company shall have delivered to Administrative Agent, on or before such first Business Day, an Officers' Certificate setting forth the proposed use of the Proposed Asset Sale Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request. In addition, no later than 360 days after receipt of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any related Proposed Asset Sale Reinvestment Proceeds that have not been applied to the purchase of an asset by Company or such Subsidiary as provided above; provided further that the aggregate amount of any such Proposed Asset Sale Reinvestment Proceeds so reinvested in the business of Company or any Subsidiary shall not exceed $10 million for any Fiscal Year;

                           If, following the receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Company is required to apply or cause to be applied any portion of such Net Asset Sale Proceeds to prepay any Indebtedness evidenced by any of the Related Agreements pursuant to the applicable Related Agreement, then, notwithstanding anything contained in this subsection 2.4B(iii)(a), Company shall prepay the Loans and/or reduce the Revolving Loan Commitments as set forth in this subsection 2.4B(iii)(a) so as to eliminate any obligation to prepay such Indebtedness.

                           (b) Prepayments and Reductions from Net Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, Company shall, or shall instruct the Administrative Agent to, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Insurance/Condemnation Proceeds minus any such Net Insurance/ Condemnation Proceeds (the "Proposed Reinvestment Proceeds") that Company or such Subsidiary intends to use within 360 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/ Condemnation Proceeds were received; provided that Company shall have delivered to Administrative Agent, on or before such first Business Day, an Officers' Certificate setting forth the proposed use of the Proposed Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request. In addition, no later than 360 days after receipt of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any related Proposed Reinvestment Proceeds that have not been applied to the costs of repairing, restoring or replacing the applicable assets of Company or such Subsidiary as provided above; provided further that the aggregate amount of any such Proposed Reinvestment Proceeds so applied to such repair, restoration or replacement shall not exceed $10 million for any Fiscal Year;

                           (c) Prepayments and Reductions Due to Issuance of Equity Securities. No later than the first Business Day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Securities Proceeds"), from the issuance of equity Securities of Company (other than proceeds from common equity Securities of Company issued to officers, employees, directors, consultants and certain other qualified persons of Company and its Subsidiaries pursuant to option plans or other similar plans or agreements adopted by Company's Board of Directors), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Equity Securities Proceeds; provided that if the Consolidated Leverage Ratio on the last day of the four Fiscal Quarter period most recently ended prior to the date of receipt of such Net Securities Proceeds for which Company has delivered a Margin Determination Certificate to Administrative Agent pursuant to subsection 6.1(xvii) is less than or equal to 3.00:1.00, such percentage shall be reduced to 0.

                           (d) Prepayments and Reductions Due to Issuance of Debt Securities. No later than the first Business Day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Securities Proceeds"), from the issuance of debt Securities of Company or any of its Subsidiaries after the Closing Date (other than Net Debt Securities Proceeds of Indebtedness permitted under subsection 7.1 as in effect on the Closing Date, except for Senior Subordinated Debt Securities issued pursuant to subsection 7.1(vi) which are not used to make Permitted Acquisitions), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Securities Proceeds.

                           (e) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending on or about October 31, 2000), Company shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.

                           (f) Prepayments Due to Restrictions on Revolving Loans Commitments or Currency Fluctuations. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect. If on any Computation Date Administrative Agent shall have determined that the Total Utilization of Revolving Loan Commitments exceeds the Revolving Loan Commitments because of a change in applicable rates of exchange between Dollars and any other currency under which a Letter of Credit has been issued, then Administrative Agent shall give notice to the Company that a prepayment is required under this subsection 2.4B(iii)(f) and Company shall promptly (x) prepay first its Swing Line Loans and second its Revolving Loans and/or
         (y) cash collateralize its outstanding Letters of Credit by depositing Dollars into the Collateral Account established under the Collateral Account Agreement, in each case to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments.

                           (g) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, or Net Equity Securities Proceeds (as such term is defined in subsection 2.4B(iii)(c)) or Net Debt Securities Proceeds (as such term is defined in subsection 2.4B(iii)(d)) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                   (iv) Application of Prepayments.

                           (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to the Loans as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof and third to repay outstanding Tranche A Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) (whether the application thereof is specified by Company or not) shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans set forth in subsection 2.4A on a pro rata basis.

                           (b) Application of Mandatory Prepayments by Type of Loans. Any amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) shall be applied first to prepay the Term Loans to the full extent thereof as provided in subsection 2.4B(iv)(c), second, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayments, and fourth, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

                           (c) Application of Mandatory Prepayments of Term Loans to Tranche A Term Loans and the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans. All mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall reduce the scheduled installments of principal of the Tranche A Term Loans set forth in subsection 2.4A on a pro rata basis.

                           (d) Application of Prepayments to Base Rate Loans and LIBO Rate Loans. Considering Tranche A Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBO Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         C. General Provisions Regarding Payments.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBO Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding
         Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         D. Application of Proceeds of Collateral and Payments Under Guaranties

                  (i) Application of Proceeds of Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                           (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                           (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof;

                           (c) thereafter, to the extent of any excess such proceeds, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and (d) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (ii) Application of Payments Under Guaranties. All payments received by Administrative Agent under any of the Guaranties shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                           (a) to the payment of the costs and expenses of any collection or other realization under the Guaranties, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

                           (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; (c) thereafter, to the extent of any excess such payments, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and (d) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5   Use of Proceeds

         A. Term Loans. On the Closing Date, after application of not less than $7.5 million in cash on hand of the Company and the cash proceeds, if any, of $100 million of the Senior Subordinated Debt Securities as described in subsection 4.1D, then the proceeds of the Tranche A Term Loans shall be applied by Company to pay any remaining Acquisition Financing Requirements on the Closing Date. On the Merger Date, the proceeds of any Tranche A Term Loans not made on the Closing Date shall be applied by Company to pay the Acquisition Financing Requirements not otherwise paid on the Closing Date.

         B. Revolving Loans; Swing Line Loans. The proceeds of the Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and general corporate purposes, which may include the making of interest payments on the Loans, Permitted Acquisitions and the making of intercompany loans to any of Company's Subsidiaries in accordance with subsection 7.1(iv) for their own working capital purposes, and Letters of Credit may be issued for the purposes set forth in the definition of such term.

         C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing LIBO Rate Loans

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBO Rate Loans as to the matters covered:

         A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBO Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBO Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBO Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBO Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

         C. Illegality or Impracticability of LIBO Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBO Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBO Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBO Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/ Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBO Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBO Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBO Rate Loans in accordance with the terms of this Agreement.

         D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBO Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBO Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBO Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBO Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBO Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its LIBO Rate Loans when required by the terms of this Agreement.

         E. Booking of LIBO Rate Loans. Any Lender may make, carry or transfer LIBO Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. Assumptions Concerning Funding of LIBO Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBO Rate Loans through the purchase of a LIBO deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBO Rate in an amount equal to the amount of such LIBO Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBO deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBO Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. LIBO Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBO Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7   Increased Costs; Taxes; Capital Adequacy

         A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof, or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBO Rate Loans that are reflected in the definition of Adjusted LIBO Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender (in its sole discretion) to be material; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B. Withholding of Taxes.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                       (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                       (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                       (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8    Obligation of Lenders  and Issuing Lenders  to Mitigate;  Replacement  of
Lender

         A. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         B. Replacement of Lender. If Company receives a notice pursuant to subsection 2.7A, 2.7B, 2.7C or 3.6, a Lender defaults in its obligations hereunder or in the event a Lender has not consented to a proposed change, waiver, discharge or termination with respect to this Agreement which requires the consent of all Lenders and which has been approved by Requisite Lenders, as provided in subsection 10.6B, Company shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent; provided that (i) at the time of any replacement pursuant to this subsection 2.8, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Administrative Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

Section 3.  LETTERS OF CREDIT

3.1   Issuance  of Letters of  Credit and Lenders'  Purchase  of  Participations
Therein

         A. Letters of Credit. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date which is thirty (30) days prior to Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5 million;

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is ten (10) Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date that is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Commercial Letter of Credit having an expiration date
         (a) later than the earlier of (X) the date which is thirty (30) days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

                  (v) any Letter of Credit at a tenor  other  than at sight;  or
         (vi) any Letter of Credit denominated in a currency other than Dollars if, after giving effect to such issuance, the Dollar Equivalent of the Letter of Credit Usage for all Letters of Credit denominated in a currency other than Dollars would exceed $2 million.

         B. Mechanics of Issuance.

                  (i) Request for Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance of Letter of Credit in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least five Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

                  Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit.

                  (ii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Administrative Agent shall request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; provided that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available..

                  (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) Notification to Revolving Lenders. Upon the issuance of or amendment to any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance or amendment. The notice to Administrative
         Agent shall be accompanied by a copy of such Letter of Credit or amendment and in the event a Revolving Lender requests a copy of such issuance or amendment, such copies will be provided by Administrative Agent. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) Reports to Revolving Lenders. In the event that the Issuing Lender is other than Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly on the first Business Day of each month, the daily maximum amount available to be drawn for the Letters of Credit for the previous month. Administrative Agent shall deliver to each Revolving Lender, upon each Letter of Credit fee payment, a report setting forth for such period the daily maximum amount available to be drawn under the Letters of Credit issued by all Issuing Lenders during such period.

                  (vi) Collateralization of Letters of Credit Due to Currency Fluctuation. If on any Computation Date Administrative Agent shall have determined that the Letter of Credit Usage exceeds the amount permitted under subsection 3.1A(ii) by an amount greater than $50,000 because of a change in applicable rates of exchange between Dollars and any foreign currency, then Administrative Agent shall give notice to the Company that cash collateralization of the Letter of Credit Usage exceeding the amount permitted under subsection 3.1A(ii) is required and Company shall cash collateralize its outstanding Letters of Credit by depositing Dollars into the Collateral Account established under the Collateral Account Agreement in an amount equal to the extent that the Letter of Credit Usage exceeds the amount permitted under subsection 3.1A(ii).

         C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in subsection 4.1, the Existing Letters of Credit shall, effective as of the Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Revolving Loan Lender shall be deemed to have irrevocably purchased from the Issuing Lender(s) of such Existing Letters of Credit a participation in such Letters of Credit and drawings thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. All such Existing Letters of Credit which become Letters of Credit under this Agreement shall be fully secured by the Collateral commencing on the Closing Date to the same extent as if initially issued hereunder on such date.

3.2   Letter of Credit Fees

         Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) $500 and (y) 0.25% per annum the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (based upon their respective Pro Rata Shares), equal to (x) the Applicable LIBO Rate Margin multiplied by (y) the Dollar Equivalent of the daily maximum amount available from time to time to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) the Dollar Equivalent of any amount described in such clause which is denominated in a currency other than Dollars shall be determined by the applicable Exchange Rate for such currency as of the immediately preceding monthly anniversary of the date of issuance of such Letter of Credit. Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clauses (i) and (ii) above shall accrue from and including the Closing Date.

3.3   Drawings and Reimbursement of Amounts Paid Under Letters of Credit

         A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial accordance with the terms and conditions of such Letter of Credit.

         B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate) and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and provided further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

                  (i) Payment by Revolving Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) Distribution to Revolving Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

         D. Interest on Amounts Paid Under Letters of Credit.

                  (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4   Obligations Absolute

         The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v)  any   adverse   change  in  the   business,   operations,
         properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided,  in each case, that payment by the applicable  Issuing
Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5   Indemnification; Nature of Issuing Lenders' Duties

         A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

         B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible (absent a determination of a court of competent jurisdiction of gross negligence or willful misconduct by such Issuing Lender) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6   Increased Costs and Taxes Relating to Letters of Credit

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this
         Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto (in any amount deemed by such Issuing Lender (in its sole discretion) to be material); then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to, and the Existing Letters of Credit shall become Letters of Credit under this Agreement upon, the satisfaction of the following conditions:

4.1   Conditions to Initial Loans

         The obligations of Lenders to make the initial Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

         A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to
Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                  (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and the Related Agreements to which it is a party, and the consummation of the transactions contemplated by the foregoing, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (v) Executed originals of the Loan Documents, in each case to which such Person is a party; and (vi) Such other documents as Administrative Agent may reasonably request.

         B. No Material Adverse Change. Since October 31, 1998, Company and each of its Subsidiaries and, since December 31, 1998, Shelby and each of its Subsidiaries, shall have conducted its business in the ordinary course of business and consistent with past practice and there shall not have been any Material Adverse Effect.

         C. Corporate Structure, Ownership, Management, Etc. The corporate organizational structure of Company and its Subsidiaries, both before and after consummation of the Tender Offer and the Merger, shall be as set forth on
Schedule 5.1 annexed hereto. The senior management of Company, Shelby and their respective Subsidiaries shall be satisfactory to Administrative Agent in all material respects.

         D. Senior Subordinated Debt Securities; Use of Proceeds

                  (i) On or before the Closing Date (1) the Senior Subordinated Debt Indenture, the Senior Subordinated Debt Securities and any guaranties relating thereto shall be satisfactory to Administrative Agent and shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Administrative Agent, and executed or conformed copies thereof (including all exhibits and schedules thereto) and any amendments thereto and all documents executed in connection therewith shall have been delivered to Administrative Agent, and (2) Company shall have received the gross cash proceeds from the issuance of an aggregate principal amount of $100 million in Senior Subordinated Debt Securities.

                  (ii) On or before the Closing Date, (1) Company shall have contributed the net cash proceeds from the Senior Subordinated Debt Securities issuance to Acquisition Co., and Company and Acquisition Co. shall have applied such proceeds to the Acquisition Financing Requirements; and (2) Company shall have applied at least $7.5 million in cash on hand to the Acquisition Financing Requirements.

         E. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company, Acquisition Co. and Shelby shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Tender Offer, the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements and the continued operation of the business conducted by Company and its Subsidiaries and Shelby and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Tender Offer, the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods relating to competition or antitrust laws and regulations shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Tender Offer, the Merger, the related financings and the transactions contemplated by the Loan Documents and the Related Agreements. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         F. Tender Offer Matters.

                  (i) Tender Offer Materials. The Tender Offer Materials shall be satisfactory to Administrative Agent and shall not have been amended, supplemented, waived or otherwise modified in any respect determined by Administrative Agent to be material (including, without limitation, any increase in the price to be paid for the Shelby Common Stock to an amount in excess of $16.50 per share) without the consent of Administrative Agent.

                  (ii) Merger Agreement and certain other Related Agreements. Administrative Agent shall have received fully executed or conformed copies of the Merger Agreement and any documents executed in connection therewith, and the Merger Agreement shall be in full force and effect and no provision thereof shall have been amended, supplemented, waived or otherwise modified in any respect determined by Administrative Agent to be material (including, without limitation, any increase in the price to be paid for the Shelby Common Stock to an amount in excess of $16.50 per share), in each case without the consent of Administrative Agent.

                  (iii) Consummation of Tender Offer; Minimum Shares. Contemporaneously with the application of the proceeds of the Senior Subordinated Debt Securities and the Company's cash on hand described in subsection 4.1D and the initial Loans to be made on the Closing Date, the Tender Offer shall have been consummated in all respects in accordance with the Tender Offer Materials and no term or condition of the Tender Offer shall have been amended, supplemented, waived or otherwise modified in any respect determined by Administrative Agent to be material without the consent of Administrative Agent. The cash consideration paid to the holders of the shares of Shelby Common Stock shall not exceed the Tender Offer Price. Not less than the Minimum Shares shall have been tendered and accepted for payment in the Tender Offer, the depository shall have delivered a report as to the number of shares of Shelby Common Stock being held by it that have been validly tendered and not withdrawn as of the Closing Date, and Company shall have delivered an Officers' Certificate to the total number of shares of Shelby Common Stock outstanding on a fully diluted basis as of the Closing Date.

                  (iv) Use of Proceeds. Company shall have provided evidence satisfactory to Administrative Agent that the proceeds of the Senior Subordinated Debt Securities and the Company's cash on hand described in subsection 4.1D have been irrevocably committed, prior to the application of the proceeds of the Tranche A Term Loans made on the Closing Date, to the payment of a portion of the Acquisition Financing Requirements. Acquisition Co. shall have deposited with the depository not less than the aggregate purchase price for the Shelby Common Stock to be purchased by Acquisition Co. in the Tender Offer in immediately available funds contemporaneously with the application of the initial Loans to be made on the Closing Date.

                  (v) Officers' Certificates. Administrative Agent shall have an Officers' Certificate from Company to the effect that the representations and warranties of each of Acquisition Co. and Shelby in the Merger Agreement are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date. Administrative Agent shall have received Officers' Certificates from Company to the effect that (a) the Merger Agreement is in full force and effect and no provision thereof has been amended, supplemented, waived or otherwise modified in any material respect without the consent of Administrative Agent and (b) each of the parties to the Merger Agreement has complied with all agreements, terms and conditions contained in the Merger Agreement and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date, except where such failure to comply or perform could not reasonably be expected to have a Material Adverse Effect, and none of such Persons are in default in their performance or compliance with any of the terms or provisions thereof, except where such default could not reasonably be expected to have a Material Adverse Effect.

                  (vi) Existing Company Indebtedness; Release of Liens. As of the Closing Date, the Existing Company Indebtedness shall not exceed approximately $20 million plus accrued interest and fees thereon. Contemporaneously with the application of the proceeds of the initial Loans to be made on the Closing Date:

                       (a) Company shall have repaid in full its Indebtedness under the Credit Agreement dated April 22, 1998 between Company and NationsBank, N.A., and shall have terminated any commitments to lend or make other extensions of credit thereunder and no other Existing Company Indebtedness shall remain outstanding other than the Indebtedness permitted under Section 7.1(v);

                       (b) Company shall have delivered to Administrative Agent all documents and instruments and taken all other actions, in each case necessary to release all Liens securing the Existing Company Indebtedness in connection therewith;

                       (c) Company shall have made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit (other than the Existing Letters of Credit) outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto;

                       (d) Administrative Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1F(vi), there shall be no existing Indebtedness of Company or its Subsidiaries outstanding after consummation of the Closing Date transactions other than the Indebtedness permitted under subsection 7.1, such Indebtedness to be in form and substance satisfactory to Administrative Agent.

                  (vii) Existing Shelby Indebtedness. As of the Closing Date, the Existing Shelby Indebtedness shall not exceed approximately $3.0 million plus accrued interest and fees thereon. Contemporaneously with the application of the proceeds of the initial Loans to be made on the Closing Date:

                       (a) Shelby and its Subsidiaries shall have repaid in full the Existing Shelby Indebtedness;

                       (b) Shelby and its Subsidiaries shall have terminated any commitments to lend or make other extensions of credit thereunder;

                       (c) Shelby shall have delivered to Administrative Agent all documents and instruments and taken all other actions, in each case necessary to release all Liens securing the Existing Shelby Indebtedness in connection therewith;

                       (d) Shelby shall have made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit (other than the Existing Letters of Credit) outstanding thereunder or the issuance of Letters of Credit to support the obligations of Shelby and its Subsidiaries with respect thereto; (e) Company shall cause Shelby and its Domestic Subsidiaries to deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect such Person, each, unless otherwise noted, dated the Closing Date:

                            (1) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                            (2) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

                            (3) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and the Related Agreements to which it is a party, and the consummation of the transactions contemplated by the foregoing, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and

                            (4) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party.


                  (viii) Existing Letters of Credit. On the Closing Date, the Existing Letters of Credit shall have become Letters of Credit under this Agreement. Company shall have furnished to Administrative Agent copies of all Existing Letters of Credit and all amendments thereto. Company shall have paid to the issuing lenders with respect to such Existing Letters of Credit all fees and other amounts owing with respect thereto through and including the Closing Date.

         G. Mortgages; Mortgage Policies; Etc. Administrative Agent shall have received from Company and each applicable Subsidiary of Company:

                  (i) Mortgages. Fully executed and notarized Mortgages and any assignments thereof in favor of Administrative Agent, on behalf of Lenders (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 5.5 annexed hereto and identified as a Closing Date mortgaged property (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");

                  (ii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Person's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company or the applicable Subsidiary of Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

                  (iii) Opinions of Local Counsel. If required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                  (iv) Landlord Consents and Estoppels; Recorded Leasehold Interests. In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                  (v)  Title  Insurance.  (a)  ALTA  mortgagee  title  insurance policies or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed on Schedule 5.5 annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby (provided that Company may cause to be delivered to Administrative Agent on the Closing Date a Closing Date Mortgage Policy listing as an exception any of the items set forth on Schedule 5.5 so long as such exception is removed by endorsement within 15 days of the Closing
         Date),  which  Closing  Date  Mortgage  Policies  (1) shall  include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                  (vi) Surveys. Unless otherwise approved by Administrative Agent for delivery pursuant to subsection 6.9D, ALTA Surveys of each Closing Date Mortgaged Property satisfactory in form and substance to the Administrative Agent and the Title Company reasonably current and certified to Administrative Agent and Title Company by a licensed surveyor. Notwithstanding anything to the contrary herein, if Administrative Agent, in its sole discretion, determines not to record a Mortgage against one or more Mortgaged Properties on the Closing Date or Merger Date, as the case may be, because the survey for such Mortgaged Property has not been delivered to Administrative Agent, Company shall not be in default hereunder for failure to satisfy the requirements of this subsection with respect to such Mortgaged Property; provided, however, that Company or the applicable Subsidiary Guarantor shall satisfy such requirements no later than forty-five (45) days after the Closing Date or Merger Date, as the case may be.

                  (vii) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies; and

                  (viii) Environmental Indemnity. If requested by Administrative
         Agent, an environmental indemnity agreement, reasonably satisfactory in form and substance to Administrative Agent and its counsel, with respect to the indemnification of Agents and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

         H. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1G, Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors (other than Acquisition Co. and Shelby and its Subsidiaries in the event that less than 90% of the Shelby Common Stock is tendered in the Tender Offer) shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                  (i)   Schedules   to   Collateral   Documents.   Delivery   to
         Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                  (ii) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Pledge Agreement executed by Company and the Subsidiary Pledge Agreements executed by the applicable existing Domestic Subsidiaries of Company and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

                  (iii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                  (iv) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (v) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

                  (vi) Opinions of Local Counsel. To the extent required by Administrative Agent, delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

         I. Environmental Reports. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to Company, its Subsidiaries, Shelby and its Subsidiaries and the Facilities, which reports shall include (i) a Phase I, and, if necessary, a Phase II, environmental assessment for each of the Facilities located within the United States currently owned, leased, operated or used by Company, Shelby or any of their Subsidiaries (collectively, the "Phase I and II Reports") which (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, and the equivalent with respect to Phase II assessments, (b) was conducted no more than six months prior to the Closing Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, and (c) includes an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I and II Reports as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (ii) a current compliance audit setting forth an assessment of Company's and Shelby's, their Subsidiaries' and such Facilities' current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

         J. Financial Statements; Pro Forma Balance Sheet. Lenders shall have received (i) audited financial statements of Company and its Subsidiaries for the Fiscal Years ended October 31, 1998, November 1, 1997 and November 2, 1996, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of Company and its Subsidiaries for the Fiscal Quarters ending on or about January 31 and, if available, April 30, 1999, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three- and six-month periods ending on such dates, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes from audit and normal year-end adjustments, (iii) pro forma consolidated balance sheets of Company and its Subsidiaries and of Shelby and its Subsidiaries as at the Merger Date, prepared in accordance with GAAP and reflecting the consummation of the Tender Offer, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Agents and Lenders, and (iv) projected financial statements (including balance sheets and related statements of operations, stockholders' equity and cash flows) of, Company and its Subsidiaries through and including the last day of Company's Fiscal Year ended on or about October 31, 2005, which projected financial statements shall be in form and substance satisfactory to Agents and Lenders.

         K. Solvency Assurances. On the Closing Date, Administrative Agent and Lenders shall have received a Financial Condition Certificate, with appropriate attachments, in each case demonstrating that, after giving effect to the Tender Offer, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company and its Subsidiaries will be Solvent.

         L. Evidence of Insurance. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

         M. Opinions of Counsel to Loan Parties; Reliance Letters. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Gallop, Johnson & Neuman, L.C., counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request. Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements on or prior to the Closing Date, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

         N. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

         O. Fees. Company shall have paid to Arranger, Agents and Lenders the fees payable on the Closing Date.

         P. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

         Q. Additional Information. There shall have been no information relating to conditions or events not previously disclosed to Administrative Agent or relating to new information or additional developments concerning conditions of events previously disclosed to Administrative Agent which may have a Material Adverse Effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Company, Shelby and their respective Subsidiaries. The results of Administrative Agent's legal, tax, regulatory and environmental investigations with respect to Shelby and its Subsidiaries, the Tender Offer, the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements shall be reasonably satisfactory in all material respects to Administrative Agent.

         R. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or satisfactory to, Requisite Lenders; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, Requisite Lenders, a copy of such agreement or document shall have been delivered to such Lender on or prior to the Closing Date.

4.2   Conditions to Loans Made on Merger Date

         The obligations of Lenders to make the Loans to be made on the Merger Date are, in addition to the conditions precedent specified in subsection 4.3, subject to the prior or concurrent satisfaction of the following conditions:

         A. Shelby Documents. On or before the Merger Date, Company shall, or shall cause Shelby and its Domestic Subsidiaries to, as the case may be, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Merger Date:

                  (i)  Certified  copies  of  the  Certificate  or  Articles  of
         Incorporation of each of Shelby and its Domestic Subsidiaries, together with, where applicable, a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which Shelby or any of its Domestic Subsidiaries is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Merger Date;

                  (ii)  Copies of the Bylaws of each of Shelby and its  Domestic
         Subsidiaries, certified as of the Merger Date by such Person's corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors of Shelby and its Domestic Subsidiaries approving and authorizing the execution, delivery and performance of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the foregoing, each certified as of the Merger Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of Shelby and its Subsidiaries executing the Loan Documents to which it is a party;

                  (v) Originals of the Subsidiary Guaranty, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements and the Mortgages, in each case executed by Shelby and each of its Domestic Subsidiaries, as the case may be; and

                  (vi)  Such  other  documents  as   Administrative   Agent  may
         reasonably request;

provided, however, that to the extent the documents required to be delivered pursuant to subsections 4.2A(i)-(iv) have been previously delivered pursuant to subsections 4.1A(i)-(iv) or subsection 4.1F(vii)(e) on the Closing Date, Company, Shelby or its Subsidiaries, as the case may be, may deliver a certificate from the corporate secretary or assistant secretary of such Person certifying that each such document has been previously delivered and has not been amended, supplemented, waived or otherwise modified since the Closing Date and each such document is in full force and effect.

         B. Satisfaction of Conditions in Subsection 4.1. On or before the Merger Date, all conditions precedent set forth in subsection 4.1 shall have been satisfied or waived in writing by Requisite Lenders and (unless the Closing Date is also the Merger Date as determined in accordance with subsection 6.10) and Lenders shall have made the initial Loans on the Closing Date.

         C. Related Agreements. To the extent not otherwise satisfied pursuant to subsection 4.1F, Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each such Related Agreement shall be in full force and effect and no provision thereof shall have been amended, supplemented, waived or otherwise modified in any respect determined by Administrative to be material, in each case without the consent of Administrative Agent.

         D. Consummation of Merger.

                  (i) All conditions to the Merger set forth in the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Requisite Lenders;

                  (ii) the Merger shall have become effective in accordance with the terms of the Merger Agreement and the Delaware General Corporation Law;

                  (iii) Administrative Agent shall have received satisfactory evidence of the filing of the documents with the Secretary of State of the State of Delaware effecting the Merger on the Merger Date;

                  (iv) the aggregate cash consideration for the shares of Shelby Common Stock to be acquired in any manner whatsoever in connection with the Tender Offer and the Merger shall not exceed approximately $148.3 million in the aggregate or the Tender Offer Price;

                  (v) Transaction Costs incurred as of the Merger Date (including any such amounts incurred on or before the Closing Date) shall not exceed $10.5 million and Administrative Agent shall have received evidence to its satisfaction to such effect; and

                  (vi) Administrative Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i)-(v) above.

         E. Mortgages; Mortgage Policies; Etc. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

                  (i) Mortgages. Fully executed and notarized Mortgages (each a "Merger Date Mortgage" and, collectively, the "Merger Date Mortgages") in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 5.5 annexed hereto and identified as a Merger Date mortgaged property (each a "Merger Date Mortgaged Property" and, collectively, the "Merger Date Mortgaged Properties"); and

                  (ii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Merger Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Person's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company or the applicable Subsidiary of Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

                  (iii) Opinions of Local Counsel. To the extent required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Merger Date Mortgaged Property is located with respect to the enforceability of the form(s) of Merger Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                  (iv) Landlord Consents and Estoppels; Recorded Leasehold Interests. In the case of each Merger Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                  (v) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Merger Date
         Mortgage Policies") issued by the Title Company with respect to the Merger Date Mortgaged Properties listed on Schedule 5.5 annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Merger Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Merger Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Merger Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Merger Date Mortgaged Properties encumbered thereby (provided that Company may cause to be delivered to Administrative Agent on the Merger Date a Merger Date Mortgage Policy listing as an exception any of the items set forth on Schedule 5.5 so long as such exception is removed by endorsement within 15 days of the Merger Date), which Merger Date Mortgage Policies (1) shall include an endorsement for mechanics'
         liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as
         Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and
         (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Merger Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Merger Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Merger Date Mortgages in the appropriate real estate records;

                  (vi) Surveys. Unless otherwise approved by Administrative Agent for delivery pursuant to subsection 6.9D, ALTA Surveys of each Merger Date Mortgaged Property satisfactory in form and substance to the Administrative Agent and the Title Company reasonably current and certified to Administrative Agent and Title Company by a licensed surveyor. Notwithstanding anything to the contrary herein, if Administrative Agent, in its sole discretion, determines not to record a Mortgage against one or more Mortgaged Properties on the Closing Date or Merger Date, as the case may be, because the survey for such Mortgaged Property has not been delivered to Administrative Agent, Company shall not be in default hereunder for failure to satisfy the requirements of this subsection with respect to such Mortgaged Property; provided, however, that Company or the applicable Subsidiary Guarantor shall satisfy such requirements no later than forty-five (45) days after the Closing Date or Merger Date, as the case may be.

                  (vii) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Merger Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.2E(vi); and

                  (viii) Environmental Indemnity. If requested by Administrative
         Agent, an environmental indemnity agreement, reasonably satisfactory in form and substance to Administrative Agent and its counsel, with respect to the indemnification of Agents and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

         F. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1G, 4.1H or 4.2E, Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                  (i)   Schedules   to   Collateral   Documents.   Delivery   to
         Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                  (ii) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Pledge Agreement executed by Company and the Subsidiary Pledge Agreements executed by the Subsidiaries of Company and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

                  (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

                  (v) Opinions of Local Counsel. If required by Administrative Agent, delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

         G. Opinions of Counsel to Loan Parties; Reliance Letters. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Gallop, Johnson & Neuman, L.C., counsel for Loan Parties, in form and substance satisfactory to Administrative Agent s and Lenders, dated as of the Merger Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request and unless otherwise agreed by Administrative Agent. Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements after the Closing Date, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

         H. Fees. Company shall have paid to Arrangers, Agents and Lenders the fees payable on the Merger Date.

         I. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Merger Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Merger Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

4.3   Conditions to All Loans

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

         B. As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans hereunder.

4.4   Conditions to Letters of Credit

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

         B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders and the Agents to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender and the Agents, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1     Organization,  Powers,  Qualification,  Good  Standing,  Business  and
Subsidiaries

         A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

         B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions, individually or in the aggregate for all such jurisdictions, where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

         D. Subsidiaries. All of the Subsidiaries of Company, including any Inactive Subsidiaries, are identified in Schedule 5.1 annexed hereto, as said
Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock (other than the Shelby Common Stock) constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority, individually or in the aggregate, has not had and will not have a Material Adverse Effect. Schedule 5.1 correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2   Authorization of Borrowing, etc.

         A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary actions on the part of each Loan Party that is a party thereto.

         B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or the Articles of Incorporation or Bylaws of Company or any of Company's Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except for such breaches, conflicts and defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of or consent of any Person under any Contractual Obligation of Company or any of Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or which the failure to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and such other registrations, consents, approvals, notices or other actions which have been or will be made, obtained, given or taken on or before the Closing Date or which the failure to obtain or take could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         D. Binding Obligation. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. Valid Issuance of Equity Securities. The capital stock of Acquisition Co. to be sold on or before the Closing Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No stockholder of Acquisition Co. has or will have any preemptive rights to subscribe for any additional equity Securities of Acquisition Co. The issuance of sale of such common equity Securities of Acquisition Co., upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         F. Senior Subordinated Debt Securities. Company has the corporate power and authority to issue the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities, when issued, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Debt Securities are enforceable against the holders thereof in accordance with their terms and the Loans, Letters of Credit and all other monetary Obligations hereunder are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in such provisions. The Senior Subordinated Debt Securities are either (a) registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

5.3  Financial Condition

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at October 31, 1998, November 1, 1997 and November 2, 1996 and the audited consolidated balance sheets of Shelby and its Subsidiaries as at December 31, 1998, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows of Company, Shelby and their respective Subsidiaries for the Fiscal Years then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries for the Fiscal Quarters ending on or about January 31, 1999 and of Shelby and its Subsidiaries as of March 31, 1999, and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company, Shelby and their respective Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries, taken as a whole.

5.4   No Material Adverse Change; No Restricted Junior Payments

         Since October 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted under subsection 7.5.

5.5   Title to Properties; Liens; Real Property

         A. Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. With respect to those Liens set forth on Schedule 5.5, the debts secured thereby have been paid in full and are no longer outstanding.

         B. Real Property. As of the Closing Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all real property owned by Company or any Subsidiary and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6   Litigation;  Adverse Facts

         Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to prevent or unduly delay the Merger or the consummation of the Tender Offer. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7   Payment of Taxes

         Except to the extent permitted by subsection 6.3 and except as described or referred to on Schedule 5.7 annexed hereto, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8   Performance of Agreements; Materially Adverse Agreements

         A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9   Governmental Regulation

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  Securities Activities

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) that are subject to the restrictions on Liens or dispositions contained in subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11   Employee Benefit Plans

         A. Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Company Employee Benefit Plan, and have performed all their obligations under each Company Employee Benefit Plan, except where a failure to comply or perform could not reasonably be expected to have a Material Adverse Effect. Each Company Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or other applicable law or individual contract, no Company Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, and excluding for purposes of such computation all Pension Plans with respect to which assets exceed benefit liabilities (as defined in Section 4001(a)(16) of ERISA), the sum of:

                  (i) the unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) individually or in the aggregate for all Company Pension Plans; and

                  (ii) the liability that Company or its Subsidiaries could reasonably be expected to incur as the result of such unfunded benefit liabilities, individually or in the aggregate, for all Pension Plans other than Company Pension Plans (assuming amortization of such unfunded benefit liabilities over ten years);

does not exceed $1 million.

         E. As of the most recent valuation date for which an actuarial report has been received and based on information available pursuant to Section 4221(e) of ERISA, the sum of:

                  (i) the potential liability of Company and its Subsidiaries for a complete withdrawal from all Multiemployer Plans (within the meaning of Section 4203 of ERISA) to which Company or any of its Subsidiaries contribute; and

                  (ii) the liability of Company or its Subsidiaries could be reasonably be expected to incur as a result of the complete withdrawal from all Multiemployer Plans to which neither Company nor any of its Subsidiaries contribute, after considering the financial condition of all of the ERISA Affiliates most closely related to the contributing employer(s);

does not exceed $1 million.

5.12   Certain Fees

         Other than as disclosed in the Tender Offer Materials, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13   Environmental Protection

         Except as set forth in Schedule 5.13 annexed hereto:

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity, except where such an order, consent, decree or settlement agreement, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law, except where such a letter or request, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries, except where such a condition, occurrence or Hazardous Materials Activity, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its
         Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except where such treatment or generation, transportation, storage or disposal, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 5.13 annexed hereto, which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

5.14   Employee Matters

         There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.15   Solvency

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16   Matters Relating to Collateral

         A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with actions taken pursuant to subsections 4.1G, 4.1H, 4.2E, 4.2F, 6.8 and 6.9 are effective or, in the case of subsections 4.2E and 4.2F, will be effective as of the Merger Date, or in the case of subsections 6.8 and 6.9, will be effective at the time of the acquisition of such Subsidiaries, to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral.

         B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

         C. Absence of Third-Party Filings. Except such as may have been filed in favor of Administrative Agent, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

         D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System. E. Information Regarding Collateral. All information supplied to Agents by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.


5.17   Related Agreements

         A. Delivery of Related Agreements. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

         B. Warranties. Subject to the qualifications set forth therein, each of the representations and warranties given by Company, Acquisition Co. and Shelby in the Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date and the Merger Date (or such earlier date as the case may be).

         C. Survival. Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of Company set forth in subsection 5.17B shall, solely for purposes of this Agreement, survive the Closing Date and the Merger Date for the benefit of Lenders.

5.18   Disclosure

         A. Loan Documents. No representation or warranty of any Loan Party contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         B. Tender Offer Materials. The Tender Offer Materials do not contain any untrue statement of a material fact or omit to state a material fact (known to Company or any of its Subsidiaries, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

5.19   Year 2000 Compliance

         All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by June 30, 1999. To the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to Company and its Subsidiaries (including without limitation reprogramming errors and the failure or other systems or equipment) will not result in an Event of Default or a Material Adverse Effect.

Section 6.  COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1   Financial Statements and Other Reports

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders:

                  (i) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (it being understood and agreed that the "Management Discussion and Analysis" contained in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for such period or in Company's annual report on Form 10-K filed with the Securities and Exchange Commission shall be deemed to comply with the foregoing requirement);

                  (ii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) Officers' and Compliance Certificates: together with each delivery of financial statements pursuant to subdivisions (i) and
         (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
         Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii) or
         (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (x) the current Fiscal Year to the effective date of such change and (y) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii) or (xii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of Section 7 of this Agreement as they relate to accounting matters,
         (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (c) of subdivision
         (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vi) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (vii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (viii) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) whether or not Company is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (ix) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                       (1) if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                       (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their respective counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its respective counsel to evaluate any of such Proceedings;

                  (x) ERISA Events: promptly upon Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or (if obtained by Company) any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xii) Financial Plans: as soon as practicable and in any event no later than thirty (30) days after the beginning of the Fiscal Year ending on or about October 31, 1999 and thirty (30) days prior to the beginning of each subsequent Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years (the "Financial Plan" for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each quarter of the first such Fiscal Year, together with pro forma financial covenant calculations for such Fiscal Year determined in a manner consistent with financial covenant calculations shown in a Compliance Certificate, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as Administrative Agent or any Lender may reasonably request;

                  (xiii) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xiv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                  (xv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
         5.1 with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 for all purposes of this Agreement);

                  (xvi) UCC Search Report: As promptly as practicable after the date of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1H, 4.2F or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;

                  (xvii) Margin Determination Certificate: together with each delivery of financial statements pursuant to subdivisions (i) and (ii) above, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements; and

                  (xviii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

6.2   Legal Existence, etc.

         Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3   Payment of Taxes and Claims; Tax Consolidation

         A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4 Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds

         A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1 million and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

         C. Application of Net Insurance/Condemnation Proceeds.

                  (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b);

                  (ii) Casualty Insurance/Condemnation Proceeds. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net
         Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net
         Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b); provided that the aggregate amount applied by Company to pay or reimburse the costs of repairing, restoring or replacing such assets pursuant to the foregoing clause (a) shall not exceed $10 million for any Fiscal Year.

                  (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $5 million, Administrative Agent shall deliver  such  Net  Insurance/Condemnation  Proceeds  to  Company,  and
         Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $5 million, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Collateral Account Agreement and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to Company or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however that if at any time Administrative Agent reasonably determines (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Company for such purpose, or that such repair, restoration or replacement cannot be completed within 360 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

6.5   Inspection Rights; Lender Meeting

         A. Inspection Rights. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. Lender Meeting. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6   Compliance with Laws, etc.

         Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 Environmental Review and Investigation, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws

         A. Environmental Review and Investigation. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, at Company's expense, (i) retain an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use its reasonable good faith efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its respective agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. So long as no Event of Default or Potential Event of Default has occurred and is continuing, Administrative Agent shall provide reasonable notice to Company prior to the inspection of any Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) none of the Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, none of the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person of which Company has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
         (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws.

                  (v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

         C.  Company's  Actions  Regarding   Hazardous   Materials   Activities,
Environmental Claims and Violations of Environmental Laws.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

                  (ii)  Actions  with  Respect  to   Environmental   Claims  and
         Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (a) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8   Execution  of  Subsidiary   Guaranty   and  Personal  Property  Collateral
Documents  by  Certain  Subsidiaries  and  Future  Subsidiaries;  IP Collateral

         A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person (other than an Inactive Subsidiary) becomes a Domestic Subsidiary of Company or any Domestic Subsidiary of Company after the Closing Date, Company will promptly notify Administrative Agent of that fact and (i) Company or such Domestic Subsidiary shall execute and deliver to Administrative Agent a Pledge Amendment (as defined in the Pledge Agreement and the Subsidiary Pledge Agreements) to the Pledge Agreement or Subsidiary Pledge Agreement executed and delivered by Company or such Domestic Subsidiary pledging all of the stock of such Domestic Subsidiary owned by Company or such Domestic Subsidiary and (ii) cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and, as applicable, a Subsidiary Pledge Agreement, a Subsidiary Security Agreement and Additional Mortgages (as defined in subsection 6.9) and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1H) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

         B. Execution of Future Foreign Subsidiary Guaranty and Collateral Documents. In the event that any Person (other than an Inactive Subsidiary) becomes a direct Foreign Subsidiary of Company or any Domestic Subsidiary of Company after the Closing Date, Company will promptly notify Administrative Agent of that fact and Company or such Domestic Subsidiary will execute a Pledge Amendment (as defined in the Pledge Agreement and the Subsidiary Pledge Agreements) to the Pledge Agreement or Subsidiary Pledge Agreement executed and delivered by Company or such Domestic Subsidiary pledging not less than 66% of the stock of such Foreign Subsidiary. In the event that U.S. tax laws and/or any other applicable laws in foreign jurisdictions, as the case may be, are amended to permit a Foreign Subsidiary to guarantee the Loans without the incurrence of an investment in U.S. property or other deemed dividends for U.S. tax purposes or without otherwise resulting in U.S. taxable income or without otherwise violating any other applicable laws in foreign jurisdictions, Company will promptly notify Administrative Agent of that fact and Company or such Domestic Subsidiary will execute Pledge Amendments to the Pledge Agreement or Subsidiary Pledge Agreement executed and delivered by Company or such Domestic Subsidiary pledging not less than 100% of the stock of its Foreign Subsidiaries (other than Inactive Subsidiaries) and Company will cause its Foreign Subsidiaries (other than Inactive Subsidiaries) to execute and deliver to Administrative Agent a counterpart of a Subsidiary Guaranty, a Subsidiary Pledge Agreement, a
Subsidiary Security Agreement and Additional Mortgages, as applicable, and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Administrative Agent, for the benefit of Lenders, a First Priority security interest in all of the personal and mixed property assets of such Subsidiary described in the applicable Collateral Documents.

         C. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws certified by its secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) if required by the Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

         D. Pledge of Foreign Subsidiary Stock. To the extent not otherwise satisfied on the Closing Date with respect to Company's Foreign Subsidiaries and to the extent not otherwise satisfied on the Merger Date with respect to Shelby's Foreign Subsidiaries, no later than ninety (90) days after the Closing Date or the Merger Date, as the case may be, Company and Shelby shall, and shall cause each of its Subsidiaries owning Foreign Subsidiaries to, deliver to Administrative Agent such Pledge Agreements executed with respect to the capital stock of each such Foreign Subsidiary (other than Inactive Subsidiaries) and to deliver such stock certificates and such other related documents or instruments as Administrative Agent may reasonably request.

6.9 Leasehold Properties; Matters Relating to Additional Real Property Collateral; Certain Opinions; Removal of Liens

         A. Leasehold Properties.

         To the extent not otherwise satisfied on the Closing Date with respect to Company and its Subsidiaries and to the extent not otherwise satisfied on the Merger Date with respect to Shelby and its Subsidiaries, Company, Shelby and each applicable Subsidiary Guarantor shall use its reasonable good faith best efforts (without requiring Company, Shelby or such Subsidiary Guarantor to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money as well as reasonable attorneys' fees incurred by (x) the landlord under the applicable lease, (y) Administrative Agent and (z) Company, Shelby or such Subsidiary Guarantor) to:

                  (i) Landlord Consents and Estoppels; Recorded Leasehold Interests. Deliver to Administrative Agent no later than 60 days after the Closing Date, in the case of each Material Leasehold Property of Company or its Domestic Subsidiaries existing as of the Closing Date or each Material Leasehold Property of Shelby or its Domestic Subsidiaries existing as of the Merger Date, as the case may be, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest; and

                  (ii) Conforming Leasehold Interests. If Company or any of its Subsidiaries acquires any Material Leasehold Property after the Closing Date, Company shall, or shall cause such Subsidiary to, use its reasonable good faith best efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money as well as reasonable attorneys' fees incurred by (x) the landlord under the applicable lease, (y) Administrative Agent and (z) Company or such Subsidiary) to cause such Material Leasehold Property to be a Conforming Leasehold Interest.

         B. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

                  (i) Additional Mortgage. A fully executed and notarized Mortgage (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

                  (ii) Opinions of Counsel. If required by Administrative Agent,
         (a) a favorable opinion of counsel to such Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                  (iii) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of an Additional Mortgaged Property consisting of a Material Leasehold Property, after using reasonable good faith best efforts (without requiring Company or such Subsidiary Guarantor to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money as well as reasonable attorneys' fees incurred by (i) the landlord under the applicable lease, (ii) Administrative Agent and (iii) Company or such Subsidiary Guarantor) to obtain the following, (a) a Landlord Consent and Estoppel, unless Company or such Subsidiary is unable to obtain the Landlord Consent and Estoppel and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;

                  (iv) Title Insurance. (a) If required by Administrative Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, which Additional Mortgage Policy (1) shall include, if available in the state in which such Mortgaged Property is located, a lenders aggregation endorsement, an endorsement for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and
         (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

                  (v) Title Report. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

                  (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

                  (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (viii) Surveys. ALTA Surveys of each Additional Mortgaged Property satisfactory in form and substance to the Administrative Agent and the Title Company reasonably current and certified to Administrative Agent and Title Company by a licensed Surveyor.

                  (ix) Environmental Audit. If required by Administrative Agent, reports and other information, in form, scope and substance satisfactory to Administrative Agent and prepared by environmental consultants satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

         C. Real Estate Appraisals. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion). Any such inspection of any Additional Mortgaged Property shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing business operations at such Additional Mortgaged Property.

         D. Surveys. To the extent not otherwise satisfied on the Closing Date with respect to Company and its Subsidiaries, and to the extent not otherwise satisfied on the Merger Date with respect to Shelby and its Subsidiaries, Company, Shelby and each Subsidiary Guarantor, as applicable, shall (a) no later than thirty (30) days after the Closing Date or Merger Date, as the case may be, deliver or cause to be delivered to Administrative Agent a survey for each of the Mortgaged Properties, in the form more specifically described in Sections 4.1G(vi) and 4.2E(vi) above, (b) no later than fifteen (15) days after the delivery of such surveys to Administrative Agent, cause the Title Company to issue endorsements removing the standard survey exception (the "Survey Endorsements") from the appropriate Closing Date Mortgage Policies and Merger Date Mortgage Policies, (c) pay to the Title Company all costs associated with the issuance of such Survey Endorsements and (d) in the event Administrative Agent determined not to record a Mortgage against one or more Mortgaged Properties on the Closing Date or the Merger Date, as the case may be, because the survey for such Mortgaged Property was not available, Company shall deliver such Mortgage no later than forty-five (45) days after the Closing Date or Merger Date, as the case may be.

         E. Removal of Liens.  With respect to those Liens set forth on Schedule
5.5 annexed hereto, Company shall cause such Liens to be released of record within 15 days of the Closing Date for Closing Date Mortgaged Properties or within 15 days of the Merger Date for Merger Date Mortgaged Properties (as those terms are defined in subsection 4.1G and 4.2E, respectively); provided that Company may satisfy such requirement by causing Title Company to issue an endorsement to the Closing Date Mortgage Policy and/or Merger Date Mortgage Policy (as those terms are defined in subsection 4.1G and 4.2E, respectively) removing the Liens set forth on Schedule 5.5 as an exception to such Title Policies within the periods set forth herein for removal of such Liens.

6.10   Merger

         Company shall cause Acquisition Co. and Shelby to comply with all covenants set forth in the Merger Agreement applicable prior to the consummation of the Merger. Company shall cause the Merger to be consummated as soon as practicable in accordance with the terms and conditions of the Merger Agreement but in any event no later than 120 calendar days after the Closing Date. In the event that the Shelby Common Stock to be purchased concurrently with receipt of the proceeds of the Loans on the Closing Date shall represent, in the aggregate, not less than 90% of the outstanding shares of Shelby Common Stock so as to permit Company to cause the Merger to occur in accordance with the terms of the Merger Agreement and Section 253 of the Delaware General Corporation Law, Company shall cause the Merger to be consummated as soon as practicable after the Closing Date and in any event no later than five (5) Business Days after the Closing Date.

6.11   Interest Rate Protection

         Within ninety (90) days after the Merger Date, Company shall obtain and shall thereafter maintain in effect for a period of not less than two years after the Merger Date one or more Interest Rate Agreements with respect to the Term Loans, in an aggregate notional principal amount of not less than 50% of the Term Loans outstanding on the Merger Date, each such Interest Agreement to be in form and substance satisfactory to Administrative Agent.

6.12   Year 2000 Compliance

         Company will take all reasonable steps to ensure that its Information Systems and Equipment are at all times after June 30, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and Company shall notify Administrative Agent and any Lender promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, Company shall provide Administrative Agent with such information about its year 2000 computer readiness (including without limitation information as to contingency plans, budgets and testing results) as Administrative Agent or such Lender shall reasonably request.

Section 7.   COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1   Indebtedness

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases entered into after the Closing Date and incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or its Subsidiaries; provided that the aggregate Indebtedness incurred in respect of such Capital Leases together with mortgage financings or Purchase Money Indebtedness incurred pursuant to subsection 7.1(vii), in each case incurred for purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or its Subsidiaries, does not exceed $5 million;

                  (iv) Company may become and remain liable with respect to Indebtedness to any of its Subsidiary Guarantors and any of its Foreign Subsidiaries, and any Subsidiary Guarantor of Company may become and remain liable with respect to Indebtedness to Company or any other Subsidiary Guarantor or any Foreign Subsidiary of Company and any Foreign Subsidiary of Company may become and remain liable with respect to Indebtedness (A) to Company or any Subsidiary Guarantor to the extent that such Indebtedness is a permitted Investment by Company or such Subsidiary Guarantor under subsection 7.3 and (B) to any other Foreign Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes; (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                  (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness and Capital Leases existing as of the Closing Date, and described in Schedule 7.1 annexed hereto; provided that the amount of such Indebtedness does not exceed approximately $2.5 million;

                  (vi) Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Debt Securities in an aggregate principal amount which does not exceed $100 million on the Closing Date, and Company may further become and remain liable after the Closing Date for an additional $25 million under the Senior Subordinated Debt Indenture; provided that the proceeds of any such additional Senior Subordinated Debt Securities shall be applied as required under subsection 2.4B(iii)(d) or shall be used to make a Permitted Acquisition;

                  (vii) Company and its Subsidiaries may become and remain liable with respect to Purchase Money Indebtedness in an aggregate principal amount not to exceed $3 million;

                  (viii) Company and its Domestic Subsidiaries may become and remain liable with respect to other Indebtedness and Contingent Obligations permitted under subsection 7.4(x) in an aggregate amount not to exceed $3 million at any time outstanding; and

                  (ix) Company's Foreign Subsidiaries may become and remain liable with respect to other Indebtedness and Contingent Obligations permitted under subsection 7.4(xi) in an aggregate amount not to exceed $5 million; provided that any such Indebtedness is non-recourse to Company and its Domestic Subsidiaries.

7.2   Liens and Related Matters

         A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind
(including   any  document  or  instrument  in  respect  of  goods  or  accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i) Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Collateral Documents;

                  (iii) Liens described in Schedule 7.2 annexed hereto;

                  (iv) Liens securing Indebtedness permitted under subsections 7.1(iii) and 7.1(vii) with respect to the property or assets financed by such Indebtedness; and

                  (v)  Liens  securing   Indebtedness   incurred  by  a  Foreign
         Subsidiary under subsection 7.1(ix) and encumbering only the assets of such Foreign Subsidiary.

         Nothing in this subsection 7.2 shall prohibit (a) the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by Company or any of its Subsidiaries for Cash at its fair value (as determined in good faith by its Board of Directors) so long as proceeds are held as Cash or Cash Equivalents or (b) the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

         B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A; and provided further that Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations will be secured, directly or indirectly, by Margin Stock.

         C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale or held in respect of Capital Leases permitted pursuant to subsection 7.1(iii), neither Company nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its
properties  or  assets,   whether  now  owned  or  hereafter  acquired.

         D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3   Investments; Joint Ventures

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

                  (iii) Company and its wholly-owned Subsidiary Guarantors may make Investments in any of Company's wholly-owned Subsidiary Guarantors and Subsidiaries of Company may make Investments in Company;

                  (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (v) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date and described in
         Schedule 7.3 annexed hereto;

                  (vi) Company and its Subsidiaries may make and own Investments in Permitted Acquisitions permitted under subsection 7.7(vii); and

                  (vii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $5 million.

7.4   Contingent Obligations

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i)  Subsidiaries of Company may become and remain liable with
         respect  to  Contingent   Obligations  in  respect  of  the  Subsidiary
         Guaranty;

                  (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under (x) Interest Rate Agreements with Lenders with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time the aggregate amount of the Commitments and (y) Currency Agreements with Lenders entered into in the ordinary course of business for hedging purposes;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $500,000;

                  (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its wholly-owned Subsidiaries permitted by subsection 7.1;

                  (vii) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto;

                  (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in connection with Operating Leases;

                  (ix) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under subordinated guaranties of the Senior Subordinated Debt Securities as set forth in and to the extent required under the Senior Subordinated Debt Indenture as in effect on the Closing Date;

                  (x) Company and its Domestic Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Domestic Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of all Indebtedness permitted under subsection 7.1(viii), shall at no time exceed $3 million; and

                  (xi) Company's Foreign Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the Contingent Obligations are non-recourse to Company and its Domestic Subsidiaries and the maximum aggregate liability, contingent or otherwise, of Company's Foreign Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of all Indebtedness permitted under subsection 7.1(ix), shall at no time exceed $5 million.

7.5   Restricted Junior Payments

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Potential Event of Default or Event of Default shall have occurred and be continuing or occurs as a result thereof:

                  (i) Company may make Restricted Junior Payments consisting of cash dividends paid on Company's common stock in accordance with Company's historical dividend policies in an aggregate amount not to exceed $1,500,000 in any Fiscal Year;

                  (ii) Company may make payments in respect of statutory appraisal rights (and any settlement thereof) exercised by holders of outstanding Shelby Common Stock in connection with the Merger; and

                  (iii) Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for payment on the Senior Subordinated Debt Securities; provided that Company may make payments of regularly scheduled interest in respect of the Senior Subordinated Debt Securities in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Debt Indenture.

7.6   Financial Covenants

         A. Minimum Fixed Charge Coverage Ratio. Company shall not permit the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, during any of the periods set forth below to be less than the correlative ratio indicated:

                                                  Minimum Fixed Charge Coverage
         Period                                               Ratio
--------------------------------------------------------------------------------
4th Fiscal Quarter of Fiscal Year 1999
to 4th Fiscal Quarter of Fiscal  Year 2002                  1.10:1.00

1st Fiscal  Quarter of Fiscal  Year 2003 and                1.05:1.00
thereafter


         B. Maximum Consolidated Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio, calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to exceed the correlative ratio indicated:

                                                   Maximum Consolidated Leverage
         Period                                                Ratio
-------------------------------------------------------------------------------
4th Fiscal Quarter of Fiscal Year 1999                       4.90:1.00

1st Fiscal Quarter of Fiscal Year 2000                       4.75:1.00
through 2nd Fiscal Quarter of Fiscal
Year 2000

3rd Fiscal Quarter of Fiscal Year 2000                       4.50:1.00
through 4th Fiscal Quarter of Fiscal
Year 2000

1st Fiscal Quarter of Fiscal Year 2001                       4.25:1.00
through 4th Fiscal Quarter of Fiscal
Year 2001

1st Fiscal Quarter of Fiscal Year 2002                       4.00:1.00
through 4th Fiscal Quarter of Fiscal
Year 2003

1st Fiscal Quarter of Fiscal Year 2004                       3.75:1.00
and thereafter


         C. Minimum Consolidated EBITDA. Company shall not permit Consolidated EBITDA for any consecutive four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative amount indicated:

                                                            Minimum Consolidated
            Period                                                 EBITDA
  ------------------------------------------------------------------------------
  4th Fiscal Quarter of Fiscal Year 1999                         $38 million

  1st Fiscal Quarter of Fiscal Year 2000                         $39 million

  2nd Fiscal Quarter of Fiscal Year 2000
  through 4th                                                    $40 million

  Fiscal Quarter of Fiscal Year 2001

  Fiscal Year 2002                                               $42 million

  Fiscal Year 2003                                               $45 million

  Fiscal Year 2004 and thereafter                                $47 million


         D.  Minimum   Consolidated   Net  Worth.   Company   shall  not  permit
Consolidated Net Worth at any time during any of the periods set forth below to be less than the correlative amount indicated:

                                                            Minimum Consolidated
             Period                                              Net Worth
--------------------------------------------------------------------------------
4th Fiscal Quarter of Fiscal Year 1999                          $60 million

Fiscal Year 2000                                                $75 million

Fiscal Year 2001                                                $80 million

Fiscal Year 2002                                                $85 million

Fiscal Year 2003                                                $90 million

Fiscal Year 2004 and thereafter                                 $95 million


7.7   Restriction on Fundamental Changes; Asset Sales and Acquisitions

         Company shall not, and shall not permit any of Company's Subsidiaries to, alter the corporate, capital or legal structure of Company or any of Company's Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) any Domestic Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

                  (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (v) Acquisition Co. and Shelby may consummate the Merger;

                  (vi) Company or any of its Subsidiaries may convey, sell, transfer or otherwise dispose for Cash of any Margin Stock, whether now owned or hereafter acquired; provided that such disposition is for fair value and the proceeds are held in Cash or Cash Equivalents;

                  (vii) Company and its Subsidiaries may acquire, whether by purchase, issuance of stock or other equity or debt securities, merger, reorganization or any other method, any Person, substantially all of the assets of any Person, or any division or line of business of any Person (any such Person, assets, division or line of business being an "Acquired Business" and any such acquisition permitted hereunder being a "Permitted Acquisition"), provided that each of the following conditions is satisfied:

                       (a) the Acquired Business is engaged in a line of business that Company and its Subsidiaries are permitted to engage in under subsection 7.13A;

                       (b)  the  Acquired   Business   becomes  a   wholly-owned
         Subsidiary of Company or is acquired by a wholly-owned Subsidiary of Company in such Permitted Acquisition;

                       (c) the aggregate amount of Cash consideration paid by Company and its Subsidiaries for any Permitted Acquisition or series of related Permitted Acquisitions made after the Closing Date shall not exceed $20 million;

                       (d) the excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments immediately after giving effect to such Permitted Acquisition will be not less than $10 million;

                       (e) concurrently with the consummation of such Permitted Acquisition, Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to such Permitted Acquisition;

                       (f) prior to the consummation of any such Permitted Acquisition having a purchase price in excess of $5 million, Company shall deliver to Administrative Agent an Officers' Certificate (1) certifying that no Potential Event of Default or Event of Default under this Agreement shall then exist or shall occur as a result of such Permitted Acquisition, (2) demonstrating that after giving effect to such Permitted Acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such Permitted Acquisition, Company will be in compliance with the financial covenants, calculated on a Pro Forma Basis, as of the last day of the four Fiscal Quarter period most recently ended prior to the date of the proposed Permitted Acquisition for which the relevant financial information is available, (3) delivering a copy, prepared in conformity with GAAP (subject to year-end adjustments and the absence of footnotes), of (i) financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the immediately preceding clause and (ii) audited or reviewed financial statements of the Person or business so acquired for the fiscal year ended within such period of such Person, and (4) revised financial projections (in a form substantially consistent with previously provided projections) for Company pro forma for any proposed Permitted Acquisition in excess of $5 million for the succeeding four Fiscal Quarters; and

                       (g) the aggregate total amount of all Permitted Acquisitions that result in a new Foreign Subsidiary of Company or result in the Acquired Business being owned by a Foreign Subsidiary of Company shall not exceed $5 million; and

                       (h)  a  Foreign   Subsidiary   acquired  in  a  Permitted
         Acquisition   shall  be  directly  owned  by  Company  or  one  of  its
         wholly-owned Domestic Subsidiaries; and

                  (viii) Company and its Subsidiaries may make Asset Sales of assets having a fair market value of not in excess of $5 million in any Fiscal Year or of $15 million in the aggregate for all such Asset Sales; provided that in each case (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) 90% of the consideration received therefor shall be Cash; and (z) the proceeds of any such Asset Sale are applied as required by subsection 2.4B(iii)(a).

7.8   Consolidated Capital Expenditures

         Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (prior to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided, further that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):

            Fiscal Year                         Maximum Consolidated
                                                Capital Expenditures
  ------------------------------------------------------------------------------

         Fiscal Year 2000                          $10.0 million

         Fiscal Year 2001                          $10.5 million

         Fiscal Year 2002                          $11.0 million

         Fiscal Year 2003                          $11.5 million

         Fiscal Year 2004                          $12.0 million

         Fiscal Year 2005                          $12.0 million
          and thereafter


7.9   Sales and Lease-Backs

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company may remain liable as lessee with respect to the lease of the Company's principal executive offices located at 9387 Dielman Industrial Drive, St. Louis, Missouri, and provided further that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease to the extent that (i) such lease, if a Capital Lease, is permitted pursuant to subsection 7.1(iii), (ii) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by Company's Board of Directors and (iii) the Net Asset Sale Proceeds derived from the sale/leaseback of such sold properties or assets owned by the Company or its Subsidiaries shall be applied to prepay Loans and/or reduce commitments pursuant to subsection 2.4B(iii)(a) without regard to any reinvestment of such Net Asset Sale Proceeds otherwise permitted under such subsection.

7.10   Sale or Discount of Receivables

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.11   Transactions with Stockholders and Affiliates

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.12   Disposal of Subsidiary Equity

         Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any its Subsidiaries in compliance with the provisions of subsection 7.7(i) or 7.7(viii), Company shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, a Domestic Subsidiary of Company, or to qualify directors if required by applicable law.

         Nothing in this subsection 7.12 shall prohibit (a) the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by Company or any of its Subsidiaries for Cash at its fair value (as determined in good faith by its Board of Directors) so long as proceeds are held as Cash or Cash Equivalents or (b) the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock; provided, however, that except with respect to the shares of Shelby Common Stock tendered for purchase pursuant to the Tender Offer, Company shall not, and shall not permit any of its Subsidiaries to, take any action which will have the effect of causing any shares of the capital stock of any Subsidiary of Company to constitute Margin Stock.

7.13   Conduct of Business

         A. From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

         B. Company will not permit Acquisition Co. to engage in any activities other than those that are necessary or advisable to effect the Tender Offer upon the terms set forth in the Tender Offer Materials, to consummate the Merger, and to effect the transaction contemplated by this Agreement.

7.14   Amendments or Waivers of Related Agreements

         A. None of Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement, or terminate or agree to terminate any Related Agreement without in each case obtaining the prior written consent of Requisite Lenders to such amendment, waiver or termination.

         B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

         C. Company shall not, and shall not permit any of its Subsidiaries to, designate any Indebtedness as "Designated Senior Debt" (as defined in the Senior Subordinated Debt Indenture) for purposes of the Senior Subordinated Debt Indenture without the prior written consent of Requisite Lenders.

7.15   Fiscal Year

         Company shall not change its Fiscal Year-end from the Saturday closest to October 31 of each calendar year.

Section 8.   EVENTS OF DEFAULT

         If any of the following conditions or events ("Events of Default") shall occur:

8.1   Failure to Make Payments When Due

         Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2   Default in Other Agreements

                  (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $2 million or more beyond the end of any grace period provided therefor; or

                  (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amount referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3   Breach of Certain Covenants

         Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4   Breach of Warranty

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   Other Defaults Under Loan Documents

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.

         A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against, Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7   Voluntary Bankruptcy; Appointment of Receiver, etc.

                  (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

                  (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   Judgments and Attachments

         Any money judgment, writ or warrant of attachment or similar process involving either in any individual case or in the aggregate at any time an amount in excess of $2 million (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9   Dissolution

         Any order, judgment or decree shall be entered against, Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10   Employee Benefit Plans

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1 million during the term of this Agreement; or there shall exist an amount of liability calculated in accordance with the provisions of subsection 5.11D which exceeds $1 million; or

8.11   Change in Control

         Any Change in Control shall occur; or

8.12   Invalidity of Guaranties; Failure of Security; Repudiation of Obligations

         At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of any Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13   Mergers

         The Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason or, prior to the Merger Date, any party to the Merger Agreement shall take any action to terminate the Merger Agreement or abandon the Merger or the Merger shall not occur on or prior to the 120th calendar day after the Closing Date:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or may, with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any
Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

         Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as provided therein.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9.  THE AGENTS

9.1   Appointment

         A. Appointment of Agents. DLJ is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. First Union National Bank is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. NationsBank, N.A. is hereby appointed Documentation Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each of Administrative Agent, Syndication Agent and Documentation Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of each of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each of Administrative Agent, Syndication Agent and Documentation Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

         B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

         In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2   Powers and Duties; General Immunity

         A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Notwithstanding anything herein to the contrary, Agent shall not be responsible for notifying any Federal banking authority of its activities hereunder (including pursuant to the Bank Service Company Act (12 U.S.C. 1867)).

         B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. Exculpatory Provisions. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   Right to Indemnity

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, Syndication Agent or Documentation Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5   Successor Agents and Swing Line Lender

         A. Successor Agents. Each Agent may resign at any time by giving 30 days' prior written notice thereof to the other Agents, Lenders and Company, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and the Agents and signed by Requisite Lenders. Upon any notice of resignation or removal of Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. If for any reason Requisite Lenders cannot agree on a successor Administrative Agent, the resigning Administrative Agent shall have the right to designate a successor Administrative Agent, after consulting with Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         B. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of DLJ or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit IV-C annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6   Collateral Documents and Guaranties

         A. Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Administrative Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the equity Securities of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, each Agent and each Lender hereby agree that
(X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, any Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

         B. Each Lender hereby authorizes Administrative Agent to execute any and all powers of attorney or other instruments on behalf of such Lender necessary to effect the pledge of any Subsidiary's shares of capital stock under the laws of a jurisdiction outside of the United States of America.

Section 10.   MISCELLANEOUS

10.1   Assignments and Participations in Loans and Letters of Credit

         A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation; and provided further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B. Assignments.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Affiliated Fund of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $1 million (or such lesser amount as shall constitute the aggregate amount of the Commitments,
         Loans,  Letters  of  Credit  and  participations   therein,  and  other
         Obligations of the assigning Lender or as may be consented to by Company and Administrative Agent) to any other Eligible Assignee with the consent of Company (which consent shall only be required if no Potential Event of Default or Event of Default has occurred and is continuing) and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $1,000 (to be assessed only if the assignee is not a Lender or an Affiliate or Affiliated Fund of a Lender and otherwise at Administrative Agent's discretion) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV-A, Exhibit IV-B or Exhibit IV-C annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) Acceptance by Administrative Agent. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any processing fee required pursuant to subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. Participations. The holder of any participation, other than an Affiliate or Affiliated Fund of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.3, 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. Assignments to Federal Reserve Banks; Pledge by Funds. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder. Any Lender which is an investment fund may pledge all or any portion of its Loans and Notes to its trustee in support of such investment fund's fees, expenses and indemnity obligations to such trustee; provided that no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such pledge.

         E. Information. Each Lender may furnish any information concerning any Loan Party in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2   Expenses

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Administrative Agent or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Arranger and Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or their respective counsel) of obtaining and reviewing any appraisals, environmental audits or reports and any audits or reports provided for under subsection 4.1I, 6.9B or 6.9C; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Arranger or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence and during the continuation of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings).

10.3   Indemnity

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Arranger, Agents and Lenders, and the officers, directors, trustees, employees, agents and affiliates of Arranger, Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof), or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4   Set-Off; Security Interest in Deposit Accounts

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations.

10.5   Ratable Sharing

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate
Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6   Amendments and Waivers

         A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any amendment, modification, termination, waiver or consent which:

                       (a) extends the final scheduled maturity of any Loan or Note, or extends the stated maturity of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash), or increases the amount or extends the expiration date of any Lender's Commitments; or

                       (b) releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents (it being understood that an increase in the amount of Indebtedness of the Company secured ratably by the Collateral shall not be deemed a release of Collateral), or (y) the Guarantors (except as expressly provided in the Loan Documents) from their obligations under any of the Guaranties; or

                       (c) amends, modifies or waives any provision of this subsection 10.6; or

                       (d) reduces the percentage specified in the definition "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Requisite Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date); or

                       (e) consents to the assignment or transfer by Company of any of its rights and obligations under this Agreement or any other Loan Document;

shall be effective only if evidenced in a writing signed by or on behalf of all Lenders (with Obligations being directly affected in the case of clause (a) above).

         In addition, (i) no amendment, modification, termination or waiver of any provision of any Note held by a Lender or which increases the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of such Lender, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or any other provision of this Agreement relating to the Swing Line Lender shall be effective without the written concurrence of Swing Line Lender, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent.

         B. If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Notes which requires the consent of all Lenders, the consent of Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.8 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4B(i)(b) and 2.4B(ii)(b); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.6B if, immediately after the termination of such Lender's Revolving Loan Commitment in accordance with subsection 2.4B(ii)(b), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second paragraph of subsection 10.6A.

         C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7   Independence of Covenants

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8   Notices

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9   Survival of Representations, Warranties and Agreements

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10   Failure or Indulgence Not Waiver; Remedies Cumulative

         No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11  Marshalling; Payments Set Aside

         None of Agents or Lenders shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or any of Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12   Severability

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13   Obligations Several; Independent Nature of Lenders' Rights

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14   Headings

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15   Applicable Law

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16   Successors and Assigns

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17   Consent to Jurisdiction and Service of Process

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III)   AGREES  THAT  SERVICE  OF  ALL  PROCESS  IN  ANY  SUCH
         PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

10.18   Waiver of Jury Trial

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19   Confidentiality

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates and professional advisors of such Lender or disclosures reasonably required by (a) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or (b) by any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees to keep such information confidential to the same extent required of the Lenders hereunder, or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall Administrative Agent or any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20   Counterparts; Effectiveness

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                  COMPANY:              FALCON PRODUCTS, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Notice Address:
                                            9387 Dielman Industrial Drive
                                            St. Louis, MO  63132
                                            Attention: Michael Dreller
                                            Tel.: 314-991-9204
                                            Fax: 314-991-9295


                  LENDERS:
                                        DLJ CAPITAL FUNDING, INC.,
                                        individually and as
                                        Administrative Agent



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Notice Address:
                                             277 Park Avenue
                                             New York, NY 10172
                                             Attention: Diane Albanese
                                             Tel.: 212-892-2903
                                             Fax: 212-892-6031


                                        FIRST UNION NATIONAL BANK,
                                        individually and as Syndication Agent



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Notice Address:
                                             301 South College Street
                                             One First Union Center NC 0737
                                             Charlotte, NC  28288-0737
                                             Attention: David J.C. Silander
                                             Tel.: 704-383-5124
                                             Fax: 704-374-4793


                                         NATIONSBANK, N.A., individually and
                                         as Documentation Agent



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Notice Address:
                                             800 Market Street
                                             St. Louis, MO  63101
                                             Attention: Dwight Erdbruegger
                                             Tel.: 314-466-7053
                                             Fax: 314-466-6744

                                         THE BANK OF NOVA SCOTIA,



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Notice Address:
                                             600 Peachtree Street N.E.
                                             Suite 600
                                             Atlanta, Georgia  30308
                                             Attention: Vicki Gibson
                                             Tel.: 404-888-8557
                                             Fax: 404-888-8998


                                         COMERICA BANK,



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              One Detroit Center
                                              500 Woodward Avenue-Mail Code 3289
                                              Detroit, MI  48226
                                              Attention: Jeff Peck
                                              Tel.: 313-222-3070
                                              Fax: 313-222-9516


                                         THE FIRST NATIONAL BANK OF CHICAGO,



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Notice Address:
                                             1 First National Plaza
                                             14th Floor
                                             Chicago, IL  60670-0321
                                             Attention: Christopher Cavaiani
                                             Tel.: 312-732-6664
                                             Fax: 312-732-1117


                                         HARRIS TRUST & SAVINGS BANK,



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Notice Address:
                                             111 West Monroe Street
                                             Chicago, IL  60690
                                             Attention: Don Buse
                                             Tel.: 312-461-5862
                                             Fax: 312-293-5041


                                         HELLER FINANCIAL, INC.,



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              500 West Monroe Street
                                              Chicago, IL  60661
                                              Attention: Craig Gallehugh
                                              Tel.: 312-441-7630
                                              Fax: 312-441-7341

                                         MERCANTILE BANK,



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              One Mercantile Center
                                              721 Locust-tram 12-3
                                              St. Louis, MO  63101
                                              Attention: David Higbee
                                              Tel.: 314-418-1967
                                              Fax: 314-418-2203


                                         NATIONAL CITY BANK,



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              1900 East 9th St.
                                              Cleveland, OH  44144-3484
                                              Attention: Joseph Robinson
                                              Tel.: 216-575-9254
                                              Fax: 216-575-9396


                                         THE NORTHERN TRUST COMPANY,



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              50 South LaSalle Street
                                              Chicago, IL  60675
                                              Attention: Fred McClendon
                                              Tel.: 312-557-1893
                                              Fax: 312-


                                         PROVIDENT BANK,



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              One East Fourth Street
                                              Corporate Finance Group-M.S.
                                              216A
                                              Cincinnati, OH  45202
                                              Attention: Nick Jevic
                                              Tel.: 513-579-2337
                                              Fax: 513-579-2858

                                         CREDIT AGRICOLE INDOSUEZ



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              Notice Address:
                                              55 Monroe Street
                                              47th Floor-Suite 4700
                                              Chicago, IL  60603
                                              Attention: Philip Salter
                                              Tel.: 312-917-7417
                                              Fax: 312-372-9329


                                         THE FUJI BANK, LIMITED



                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                               Notice Address:
                                               225 West Wacker Drive
                                               Suite 2000
                                               Chicago, IL 60606
                                               Attention: Peter Chinnici
                                               Tel.: 312-621-0515
                                               Fax: 312-621-0539